UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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ALICO, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALICO, INC.

10070 Daniels Interstate Court

Suite 100

Fort Myers, FL 33913

____________________

Notice of Annual Meeting of Shareholders

To be held February 22, 2013

____________________

Alico, Inc. Shareholders:	January 22, 2013

The Annual Meeting of Shareholders (the “Annual Meeting”) of Alico, Inc. (the “Company” or “Alico” or referred to as “we”, “us” , “our” in this Notice and Proxy Statement) will be held at Florida Gulf Coast University, 10501 FGCU Blvd. South, Ft. Myers, Florida 33965, Alico Arena, on Friday, February 22, 2013, at 10:00 a.m. EST, for the following purposes:

1.	To elect nine nominees named in the attached proxy statement as directors to serve on our Board of Directors. These nine directors will serve until the next Annual Meeting or until their respective successors have been elected and qualified.
2.	To approve the 2013 Incentive Equity Plan.
3.	To ratify the Audit Committee’s appointment of McGladrey, LLP as the Company’s Independent Registered Public Accounting Firm for fiscal year 2013.
4.	To request advisory approval of the Company’s executive compensation.
5.	To transact any other business as may properly come before the Annual Meeting or any and all adjournments thereof.

Our Board of Directors has fixed the close of business on December 28, 2012, as the record date for determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record who own stock on the record date are entitled to receive notices about the Annual Meeting and to vote at the Annual Meeting.

For the Board of Directors

Denise Plair

Corporate Secretary

Your vote is very important to us. You are invited to attend the meeting in person. If you need directions to the meeting location, you may contact the Corporate Secretary by phone at (239) 226-2000 or by mail at the address above. Whether or not you plan to attend and no matter how many shares you own, please mark your vote on the enclosed proxy card, sign and date it and mail it in the enclosed envelope. If you attend the Annual Meeting you may vote in person, if you wish, even if you have previously submitted a proxy. You may revoke your proxy at any time before the vote is taken by delivering to the Corporate Secretary a written revocation or a proxy with a later date or by voting your shares in person at the Annual Meeting in which case your proxy will be disregarded.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting Shareholders Meeting to be held on February 22, 2013:  This Notice, the attached 2013 Proxy Statement, along with our Annual Report on Form 10-K for fiscal year 2012, are available at http://www.alicoinc.com.

ALICO, INC.

10070 Daniels Interstate Court

Suite 100

Fort Myers, FL 33913

____________________

PROXY STATEMENT

____________________

Annual Meeting of Shareholders

February 22, 2013

____________________

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders To Be Held on February 22, 2013

The Proxy Statement and accompanying Annual Report to the shareholders are available at
www.alicoinc.com or at https://materials.proxyvote.com/016230

General

Our Board of Directors seeks your proxy for use in voting at the Annual Meeting of Shareholders to be held on Friday, February 22, 2013 at 10:00 am Eastern Standard Time in Fort Myers, Florida. This Proxy Statement and proxy card were mailed on or about January 22, 2013 to all holders of common stock entitled to vote at the Annual Meeting.

We have enclosed with the Proxy Statement our 2012 Annual Report to Shareholders, which includes our audited financial statements. The Annual Report does not constitute any part of the material for the solicitation of proxies.

Record Date

Holders of shares of our common stock as of the close of business on December 28, 2012, the record date, may vote at the Annual Meeting either in person or by proxy. At the close of business on December 28, 2012, there were 7,332,564 shares of our common stock outstanding and entitled to vote on each matter properly brought up at the Annual Meeting. The common stock is our only authorized voting security and each share of common stock is entitled to vote at the Annual Meeting. A shareholder of record giving a proxy may revoke it at any time before it is voted by filing a written notice of revocation with the Secretary of the Company on or, at or before the annual meeting, by duly executing a subsequent proxy relating to the same shares or by attending the annual meeting and voting by ballot

Purpose

At the Annual Meeting, the shareholders will be asked to vote on the following proposals:

Proposal 1: Election of nine nominees named in this Proxy Statement to serve on our Board of Directors.

Proposal 2: Approve the 2013 Incentive Equity Plan.

Proposal 3: Ratification of the Audit Committee’s appointment of McGladrey, LLP as our independent registered public accounting firm for fiscal year 2013.

Proposal 4: Advisory approval of the Company’s executive compensation.

Difference between holding shares as a shareholder of record and as a beneficial owner

If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the shareholder of record with respect to those shares. The Proxy Statement, the enclosed proxy card and the 2012 Annual Report to Shareholders have been sent directly to you.

If your shares are held in a stock brokerage account or by a bank or other nominee, those shares are held in “street name” and you are considered to be the “beneficial owner” of those shares. As the beneficial owner, you have the right to instruct your broker, bank or other holder of record how to vote your shares. The Proxy Statement, the 2012 Annual Report to Shareholders and other materials have been forwarded to you by your broker, bank or other nominee, who is the shareholder of record. You will receive separate instructions from your broker, bank or other holder of record describing how to vote your shares.

Voting your shares

If you hold shares in your own name as a shareholder of record, you can cast your vote before the Annual Meeting by authorizing the individuals named on the enclosed proxy card to serve as your proxy to vote your shares at the Annual Meeting in the manner you indicate. You may do so by completing, signing and dating the enclosed proxy and returning it in the enclosed postage-paid envelope.

If you are a beneficial owner of shares held in street name, your broker, bank or nominee will provide you with materials and instructions for voting your shares.

Broker discretionary voting

Brokers do not have discretionary authority to vote on the proposals to elect directors, the advisory vote on executive compensation or the 2013 Incentive Equity Plan if they do not receive instructions from a beneficial owner. Accordingly, if you are a beneficial owner, you must instruct your broker on how you want your shares to be voted on these proposals in order for the votes to be counted. Brokers have discretionary authority to vote on the ratification of selection of auditors if they do not receive instructions from a beneficial owner.

Voting in person at the Annual Meeting

If you hold shares in your own name as a shareholder of record, you are invited to attend the Annual Meeting and cast your vote at the meeting by properly completing and submitting a ballot at the meeting. If you are the beneficial owner of shares held in the name of your broker, bank or other nominee, you are invited to attend the meeting in person, but in order to vote at the meeting you must first obtain a legal proxy from your broker, bank or other nominee giving you the right to vote those shares and submit that proxy along with a properly completed ballot at the meeting.

How you can change or revoke your vote

If you hold shares in your own name as a shareholder of record, you may change your vote or revoke your proxy at any time before voting begins by:

•	Giving written notice of revocation to our Corporate Secretary at any time before the voting begins; or
•	Signing and delivering a proxy that is dated after the proxy you wish to revoke; or
•	Attending the Annual Meeting and voting in person by properly completing and submitting a ballot.

Attendance at the Annual Meeting, in and of itself, will not cause your previously granted proxy to be revoked unless you vote at the meeting.

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We must receive your notice of revocation or later-dated proxy at or prior to voting at the Annual Meeting for it to be effective. It should be delivered to:

Alico Inc.

10070 Daniels Interstate Court

Suite 100

Fort Myers, FL 33913

Attention: A. Denise Plair

You may hand deliver a written revocation notice, or a later-dated proxy, to the Corporate Secretary at the Annual Meeting before the voting begins.

If you are the beneficial owner of your shares held in street name, please check with your bank or broker and follow the procedures your bank or broker provides, if you wish to change your vote.

Quorum

The presence at the Annual Meeting, in person or by proxy, of holders of 3,666,283 shares (a majority of the number of shares of common stock issued and outstanding and entitled to vote as of the record date) is required to constitute a quorum to transact business at the meeting. Proxies marked “abstain” and broker “non-votes” will be counted in determining the presence of a quorum.

Abstentions

An abstention occurs when a shareholder sends in a proxy with explicit instructions to decline to vote regarding a particular proposal. An abstention with respect to any proposal for the Annual Meeting will not be counted as vote “cast” for or against the proposal. Consequently, an abstention with respect to any of the proposals scheduled for a vote at the annual meeting will not affect the outcome of the vote.

Broker non-votes

Broker “non-votes” are shares held by brokers or nominees for whom voting instructions have not been received from the beneficial owners or the persons entitled to vote those shares and the broker or nominee does not have discretionary voting power under rules applicable to broker-dealers, so the broker is unable to cast those uninstructed shares. A broker “non-vote” with respect to a proposal will not be counted as a vote “cast” for or against the proposal. Consequently, a broker “non-vote” will not affect the outcome of the vote.

Voting requirements

Elections of Directors

The nine director nominees who receive the largest number of “for” votes cast in favor of their election as directors are elected as directors. This number is called a plurality. Any shares not voted (whether by abstention, broker “non-vote” or otherwise) will not be counted as votes cast and will have no effect on the outcome of the vote. Shareholders may not cumulate votes in the election of the directors.

2013 Incentive Equity Plan

To approve the 2013 Incentive Equity Plan, the “for” votes cast in favor of the matter must exceed the “against” votes cast against the matter. Any shares not voted (whether by abstention, broker non-votes or otherwise) will not be counted as votes cast and will not have an effect on the outcome of the vote.

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Ratification of Independent Registered Public Accounting Firm

To ratify appointment of our independent registered public accounting firm, the “for” votes casts in favor of the matter must exceed the “against” votes cast against the matter. Any shares not voted (whether by abstention, broker non-votes or otherwise) will not be counted as votes cast and will not have an effect on the outcome of the vote.

Advisory Approval of the Company’s Executive Compensation

To approve the non-binding resolution regarding approval of the executive compensation, the “for” votes cast in favor of the matter must exceed the “against” votes cast against the matter. Any shares not voted (whether by abstention, broker non-votes or otherwise) will not be counted as votes cast and will not have an effect on the outcome of the vote.

Proxy Solicitation — Counting the Votes

We are soliciting your proxy for the Annual Meeting and will pay all costs of the proxy solicitation process. The cost of preparing, assembling, and mailing the Notice of Meeting, this Proxy Statement, and the enclosed proxy ballot will be paid by the Company. Following the mailing of this Proxy Statement, directors, officers, and regular employees of the Company may solicit proxies by mail, telephone, e-mail, or in person; such persons will receive no additional compensation for such services. We will request brokerage houses, bankers and others custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of our common stock. We will reimburse them for reasonable out-of-pocket expenses they incur in the solicitation.

A representative of our transfer agent, Computershare, will tabulate the votes and act as inspector of election to certify the results.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of December 28, 2012, by (i) each person known to us to be the beneficial owner of more than five percent of the outstanding shares of our common stock, (ii) each Director and Director nominee, (iii) our Named Executive Officers, and (iv) all of our Directors and Executive Officers as a group. Unless otherwise indicated, the persons listed in this table have sole voting and investing power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

	Shares Beneficially Owned(1)
Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership		Percent of Class(1)
5% Shareholders
Atlantic Blue Group, Inc. 122 East Tillman Avenue Lake Wales, Florida 33853	3,725,457	(2)	50.6%
Thomas E. Claugus 2100 Riveredge Parkway, Suite 840 Atlanta, GA 30328	1,161,166	(3)	15.8%
GMT Capital Corp. 2100 Riveredge Parkway, Suite 840 Atlanta, GA 30328	577,481	(3)	7.8%
Directors, Director Nominees and Named Executive Officers(4)
John R. Alexander	3,761,807	(2)	51.1%
John David “JD” Alexander	3,734,808	(2)(5)	50.8%
Robert E. Lee Caswell	3,725,797	(2)(6)	50.6%
Adam D. Compton	300	(3)	*
Dykes Everett	- 0 -		*
Thomas H. McAuley	6,387	(7)(8)	*
Charles L. Palmer	28,939	(7)(9)	*
Ramon Rodriguez	10,166	(7)	*
John D. Rood	8,510	(7)	*
Robert J. Viguet, Jr.	13,950	(7)	*
Dr. Gordon Walker	16,378	(7)	*
Kenneth Smith, Ph.D.	- 0 -		*
W. Mark Humphrey, CPA	- 0 -		*
Steven C. Lewis, CPA	- 0 -		*
All Named Executive Officers, Directors and Director Nominees as a group (14 persons)	3,856,128	(10)	52.4%

_____________

*	Less than one percent
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) that deem shares to be beneficially owned by any person who has or shares voting and/or investment power with respect to such shares. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. There were no outstanding options for any of the parties included in the table above.
(2)	The amount shown for Atlantic Blue Group, Inc. (“Atlanticblue”) is based on the number of shares reported on Amendment No. 15 to the 13D filed on December 21, 2012 with the SEC (the “Atlanticblue 13D”). According to the Atlanticblue 13D, Atlanticblue and Alico Holding, LLC share the power to vote or direct the vote and the power to dispose or direct the disposition of 3,725,457 shares as of December 21, 2012. Alico Holdings, LLC is a wholly owned subsidiary of Atlantic Blue Group, Inc. of which Messrs. John R. Alexander and JD Alexander may be considered to be the indirect beneficial owners by virtue of their shared control, together with the Alexander, Collier and Milligan families, of 100% of the stock of Atlanticblue. Mr. Robert E. Lee Caswell may also be deemed to be the indirect beneficial owner of these shares by virtue of his wife’s holdings and shared control of the stock of Atlantic Blue Group, Inc. Mr. JD Alexander resigned as the President and Chief Executive Officer of Atlanticblue on March 31, 2012 and did not stand for re-election as a Director at the June 2012 Atlanticblue Shareholder Meeting. At the June 2012 Shareholder Meeting of Atlanticblue Group, Inc., Mr. John R. Alexander was elected to serve as a Director.
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(3)	Includes 577,481 shares held by GMT Capital Corp., as of September 30, 2012 as reported on Form 13-F filed November 16, 2012 and 158,100 shares held by Bay Resource Partners, L.P., 108,700 shares held by Bay II Resource Partners, L.P., and 298,085 shares held by Bay Resource Partners Offshore Fund, Ltd as reported on Form 13-G filed on April 9, 2012 and of which Mr. Claugus may be considered to be the indirect beneficial owner by virtue of his positions as President of GMT Capital Corp., general partner of Bay Resource Partners, L.P., general partner of Bay II Resource Partners, L.P. and investment manager of Bay Resource Partners Offshore Fund, Ltd. for which shared voting and shared dispositive powers are held. Mr. Claugus holds 18,800 shares personally for which he holds sole voting and dispositive powers. Mr. Compton, a director nominee, currently serves as the Managing Director and Portfolio Manager with GMT Capital Corp and has disclaimed beneficial ownership of the 577,481 shares held by GMT Capital Corp.
(4)	Except as set forth in this table or the footnotes thereto, the business address of each Director and Named Executive Officer listed is c/o Alico, Inc., 10070 Daniels Interstate, Court Suite 100, Fort Myers, FL 33913.
(5)	Includes 230 shares held in the names of Mr. JD Alexander’s children and 9,121 shares received under the Directors Stock Compensation Plan pursuant to Mr. Alexander’s election to receive shares in lieu of cash fees.
(6)	Includes 340 shares held in the names of Mr. Caswell’s children.
(7)	Consists of shares received under the Directors Stock Compensation Plan pursuant to such Director’s election to receive shares in lieu of cash fees.
(8)	Includes 5,387 shares received under the Directors Stock Compensation Plan pursuant to Mr. McAuley’s election to receive shares in lieu of cash fees.
(9)	Includes 18,939 shares received under the Directors Stock Compensation Plan pursuant to Mr. Palmer’s election to receive shares in lieu of cash fees.
(10)	Includes the shares of Alico Holding, LLC as described in Footnote (2) to this table.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our Directors, Officers and persons who beneficially own more than ten percent of our outstanding common stock to file reports of ownership and changes in beneficial ownership of our common stock on Form 3, Form 4 and Form 5 as appropriate, with the SEC and to furnish us with copies of such all Section 16(a) reports they file. Based solely on the review of copies of such reports and amendments thereto and other information furnished to us, we believe that, during fiscal year 2012, all officers, directors and persons who beneficially own more than ten percent of our commons stock complied in a timely manner with all filing requirements.

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PROPOSAL 1:
ELECTION OF DIRECTORS

At the Annual Meeting, nine Directors will be elected to hold office for the ensuing year or until their respective successors are duly elected and qualified, unless they earlier resign or a vacancy is created due to the respective death or removal of any of such Directors, or for other cause in accordance with the Bylaws of the Company. Unless authority is withheld on the attached form of proxy card, such proxy will be voted FOR the election of the nominees set forth below to serve as Directors. The proxy cannot be voted for a greater number of persons than nine. The Board of Directors has determined that all nominees are qualified to serve. All nominees, including the seven who are currently members of the Board of Directors have consented to being named in this proxy statement and have notified management that they will serve, if elected. Management knows of no reason why any of these nominees would be unable or unwilling to serve; but, if any of the nominees should be unable or unwilling to serve as a Director, the persons designated as proxies reserve full discretion to cast their votes for another person in his/her place.

Nominees for Directors to be Elected at the 2013 Annual Meeting of Shareholders to Serve Until 2014

The following sets forth a brief summary of each Director’s principal occupation, recent professional experience, certain special qualifications, considered by the Nominating and Governance Committee (the “Committee”) and the Board, and directorships at other public companies in the past five years, if any.

Nominee	Age	Position with the Company, if any	Business Experience and Qualifications
JD Alexander	53	President and Chief Executive Officer	Mr. JD Alexander is the Vice-Chairman of the Alico Board of Directors and was appointed in October 2009. He is the President and Chief Executive Officer of Alico and has held this position since February 2010. He has extensive leadership experience in the private and government sectors as well as comprehensive knowledge of Alico’s operations. Mr. Alexander was the President and Chief Executive Officer of Atlantic Blue Group, Inc. from March 2005 through March 2012 and served as a Director from February 2004 through June 2012. Mr. Alexander served as a Florida State Senator from 2002 to 2012 and as a Florida State Representative from 1998 to 2002. He previously worked for Alico, Inc. as Vice President Citrus from 1987 to 1997. Mr. Alexander has served as a Director on the Board of Global Growth Trust, Inc. from August 2009 to the present.
Thomas H. McAuley	67		Mr. McAuley has been a Director of Alico, Inc. since October 2010. His business experience and service on other boards provide expertise in corporate leadership, real estate and financial matters. He was President of Inland Capital Markets Group, Inc. a subsidiary of TIGI, from 2005 through 2009, a Chicago real estate and financial services Company and the Chairman and CEO of IRT Property Company, a Real Estate Investment Trust headquartered in Atlanta Georgia from 1995 through 2003. He currently serves on the boards of Inland Real Estate Corporation and The Westervelt Company and is Chairman of the Board of the Bank of Atlanta.
Charles L. Palmer	71		Mr. Palmer has been a Director of Alico, Inc. since April 2005. He brings outside board experience, extensive leadership experience and extensive knowledge of the real estate industry. Mr. Palmer is President and Chief Executive Officer of North American Company, LLC, an investment and management company. Mr. Palmer has served in that capacity since January 1, 2010. Prior to that, Mr. Palmer served as President and Chief Executive Officer of North American Company LLLP, a diversified holding company based in Broward County, Florida, which participated in specialty acquisition funds through North American Funds, and real estate development through Sea Ranch Properties, Inc. Mr. Palmer served in that capacity since 1972. Mr. Palmer serves as Chief Executive Officer of North American Business Development Companies, LLC, the business entity that manages each of the businesses held in such funds. Mr. Palmer also serves on the boards of SunTrust Bank of South Florida, N.A., a division of SunTrust Banks, Inc., since 1989 and the Broward Center for the Performing Arts since 1994.
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Nominee	Age	Position with the Company, if any	Business Experience and Qualifications
Ramon A. Rodriguez	67		Mr. Rodriguez has been a Director of Alico, Inc. since June 2009. He brings to the Board considerable experience in finance and accounting, and the Board has determined that he is an audit committee financial expert. He is a past Chairman of the Florida Board of Accountancy and was also President of the Florida Institute of Certified Public Accountants. Mr. Rodriguez was an Executive with Crowe Horwath from 2006 to 2008 after selling his CPA firm Madsen Sapp Mena Rodriguez & Co. to them. He was a CPA with Madsen Sapp Mena Rodriguez & Co. from 1971 through 2006 and its Chairman and CEO from 1985 through 2006. Mr. Rodriguez was also the Secretary/Treasurer of DME Corporation, a company involved in manufacturing aerospace and defense products from 1975 until its sale in 2009. He has been a member of the Board of Directors of Republic Services, Inc., a solid waste company (NYSE: RSG) since 1999. Mr. Rodriguez also serves on a number of civic boards and has been a member of the Board of Directors of WPBT Channel 2, a not-for-profit television station since 2004, the Broward Center for the Performing Arts since 2001 and of Holy Cross Hospital since 2004.
John D. Rood	57		Mr. Rood has been a Director of Alico, Inc. since June 2009. He has a proven record of leadership in the real estate industry and in public service. Mr. Rood is the founder and Chairman of The Vestcor Companies which specialize in multi-family development and investment. Mr. Rood currently serves as a Governor on the Florida Board of Governors which oversees the State of Florida University System. He was appointed by President Bush to serve as the United States Ambassador to the Commonwealth of the Bahamas from 2004 through 2007. He was appointed by Governor Bush as a Commissioner of the Florida Fish and Wildlife Conservation Commission and served from 1999 through 2004. He served as its Chairman in 2003.
Robert J. Viguet, Jr.	54		Mr. Viguet has been a Director of Alico, Inc. since September 2006. He has extensive experience as an outside advisor to public companies and has expertise in corporate governance. Mr. Viguet is a corporate and securities attorney in the Houston, Texas office of Thompson & Knight LLP, an international law firm where he has been a partner since 2003. Mr. Viguet was a shareholder in the Houston, Texas office of Chamberlain, Hrdlicka, White, Williams & Martin, a regional law firm where he was a member of the firm’s corporate and securities practice group from 1996 through 2003 and a member of the firm’s management committee from 1999 through 2003. Mr. Viguet previously worked as a corporate attorney for Apache Corporation (NYSE: APA), a leading independent oil company from 1993 through 1996, and was an investment banker and shareholder of McFarland, Grossman & Company, a private investment banking firm focusing on industry consolidations and emerging growth companies from 1992 through 1993. Mr. Viguet previously served as an independent member of the Board of Directors of Atlantic Blue Group, Inc. from 2005 through June 2012.
Gordon Walker, Ph.D.	68		Dr. Walker has been a Director of Alico, Inc. since April 2005. He has extensive business and financial knowledge. Dr. Walker is currently the David B. Miller Professor of Business and Chairman of the Department of Strategy and Entrepreneurship at the Cox School of Business, Southern Methodist University, having originally joined the University faculty in 1993. Previously, he taught at Yale University as an Adjunct Associate Professor, at the Wharton School as an Associate Professor and at the Sloan School, Massachusetts Institute of Technology as an Associate and Assistant Professor.
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Nominee	Age	Position with the Company, if any	Business Experience and Qualifications
Adam D. Compton	47		Mr. Compton has been nominated to serve on the Board of Directors. Mr. Compton currently serves as Managing Director and Portfolio Manager with GMT Capital Corporation, Atlanta, GA., joining the firm in 2008. GMT Capital Corporation owns 7.8% of Alico’s outstanding shares. From April 2003 to September 2008, Mr. Compton was director and head of U.S. Financial Services Research with RCM Global Investors, San Francisco, CA. Previously, Mr. Compton was an equity research analyst covering U.S. banking companies at Keefe Bruyette & Woods, Morgan Stanley and Montgomery Securities, as well as spending three years as a bank regulator for the State of Florida. He has served as a Director on the Board of Florida National Bank of the Gulf Coast in Naples, FL since April 2011.
Dykes Everett	51		Mr. Everett has been nominated to serve on the Board of Directors by the Atlantic Blue Group, Inc., the owner of 50.6% of Alico’s outstanding shares. Mr. Everett serves as a director on the board of Atlantic Blue Group Inc. Mr. Everett practiced law for 22 years with the law firm of Winderweedle, Haines, Ward & Woodman, P.A. of Winter Park and Orlando. During that time he represented developers, large landowners and ranchers in the planning, permitting and development of their real estate holdings. In addition, he has served as general counsel and special counsel to the governing boards of the St. Johns River Water Management District and the South Florida Water Management District, respectively. Mr. Everett also served as City Attorney for Orlando and Winter Garden and counsel to various Community Redevelopment Agencies in Central Florida. In addition to his law practice, Mr. Everett has served as a principal in urban and rural land development ventures. Acting as principal or advisor, he has planned, structured, and negotiated land acquisition, development, urban redevelopment and water resource projects over the last 10 years.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF THE NOMINEES NAMED ABOVE FOR THEIR ELECTION AS A DIRECTORS

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How Nominees are Selected

Typically, Board vacancies are filled from nominees supplied by the Committee after considering nominees proposed by Board members or who come to the attention of the Committee through their performance in areas of benefit to the Company. In addition, the Committee will accept for consideration the names of qualified nominees submitted by shareholders of the Company, including nomination proposals that comply with the Committee’s formal policy with regard to shareholder nominations as described below in the section entitled “Committees of the Board; Nominating and Governance Committee.” These processes are expected to remain the same for the foreseeable future.

Director Qualifications —The Committee determines the selection criteria of director nominees based upon the Company’s needs at the time nominees are considered. In evaluating director candidates, the Committee will consider a candidate’s:

•	Intellect;
•	Integrity;
•	Broad-based experience at the policy-making level in business, government, education or the public interest;
•	Analytical ability;
•	Ability to qualify as an independent director;
•	Ability and willingness to devote time and energy to effectively carry out all Board responsibilities; and
•	Unique qualifications, skills and experience.

The Committee reviews past performance of the Board for directors seeking reelection. The Board’s annual self-evaluation process assists the Committee in this review.

The Committee considers the diversity of director candidates and seeks to enhance the overall diversity of the Board.  Each candidate’s diversity in terms of race, gender, national origin and other personal characteristics is considered.  The Committee also assesses each candidate’s contribution to the diversity of the Board in a broader sense, including age, education, experience, skills and other qualifications.  While the Committee carefully considers diversity when evaluating director candidates, it has not adopted a formal diversity policy.

The Committee recommends director nominees to the Board to be submitted for election at the next Annual Meeting of Shareholders.  The Board selects director nominees based on its assessment and consideration of various factors. These factors include the current Board profile, the long-term interests of shareholders, the needs of the Company, and the goal of creating an appropriate balance of knowledge, experience and diversity on the Board. For the Audit Committee, committee members are selected based on their expertise and independence in accordance with current SEC and Nasdaq rules.

Our Nominees for Directors — Each of our director nominees is well qualified under the criteria described above.  As an employee of the Company, Mr. JD Alexander does not qualify as an independent director. Each director nominee brings a variety of qualifications, skills, attributes and experience to the Board of Directors.

A common trait among our director nominees is executive leadership experience. Such experience brings a variety of benefits, including an understanding of business management, various business functions and strategic planning. Other advantages of an executive leadership background include experience with policy making, risk management and corporate governance matters.

Another common characteristic of our director nominees is each has prior service on our Board, with the exception of our two new nominees, Mr. Compton and Mr. Everett. These director nominees have a demonstrated record of regular attendance, advance preparation and active participation in Board and Board committee meetings.

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Through prior service on the Board committees, our director nominees have demonstrated, and further developed, expertise relating to the duties assigned to the Board committees.

The biographical information above identifies and highlights additional qualifications, skills, attributes and experience each director nominee brings to the Board.

CORPORATE GOVERNANCE MATTERS

Directors Independence — Alico, Inc. is a “Controlled Company”

Atlantic Blue Group, Inc. (“Atlanticblue”) owns 50.6% of our outstanding voting stock and therefore we are a “controlled company” under the Nasdaq corporate governance rules. Accordingly, we are exempt from the independent director requirements of Nasdaq with respect to the composition of our Board and our Compensation and Nominating and Governance Committees. Our Audit Committee; however, must be comprised of independent directors. To be considered independent under Nasdaq rules a director may not be employed by Alico or engage in certain types of business dealings with Alico. In addition as required by Nasdaq rules, the Board is required to make an affirmative determination that the Director has no relationships which would interfere with the exercise of independent judgment in carrying out the responsibilities as a Director.

SEC rules require disclosure of “related party” transactions and Nasdaq listing standards, Florida Statutes and company policies require approval of related party transactions by independent or disinterested directors whether or not the Company is a controlled company. See “Certain Relationships and Related Party Transactions” on page 34 of this Proxy Statement.

On December 3, 2009, Atlanticblue reconfirmed to Alico by letter that unless and until Atlanticblue has given Alico 30 day’s prior written notice to the contrary, Atlanticblue will:

1.	Vote its shares of common stock at Alico’s annual shareholder meeting to elect Director nominees such that a majority of Alico’s Board of Directors is comprised of Directors who are “Independent” as defined in Nasdaq Rule 5605(a) (2).

2.	Not acquire, through open market or private purchases, more than 55% of Alico’s outstanding common stock on a fully diluted basis.

3.	Not engage in any related party transaction with Alico or any of its subsidiaries unless such transaction is approved by a majority of the independent Directors on Alico’s Board of Directors (or a Committee of Alico’s Board of Directors comprised entirely of independent Directors).

In its Schedule 13D filed with the SEC on December 21, 2012, Atlanticblue reconfirmed its intent to comply with these commitments.

It is the policy of the Board to have separate meetings for independent Directors at least twice a year and at other times as requested by an Independent Director. Each meeting shall be led by a chairman chosen pro tem by the Independent Directors. The Company met this requirement during the fiscal year ended September 30, 2012.

Board Leadership Structure and Role in Risk Oversight

The leadership structure of the Board is based on the concept of an appropriate balance between management and the Board. The Board currently consists of nine members. The Board’s leadership is structured so that there is a separate Chairman of the Board and Chief Executive Officer. The Board believes that this structure is appropriate because it provides an additional layer of oversight to management and allows the Board to act independently of management.  The Board also believes that its independent Directors provide strong leadership and complement the talents of our management team.

The Board has delegated certain duties with respect to risk oversight for the Company to the Audit Committee. Under the terms of the Board’s Audit Committee Charter, the Audit Committee is composed solely of independent Directors and is charged with discussing with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and

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risk management policies. The Audit Committee provides regular reports to the Board, and the Board considers risk assessment and risk management policies where appropriate.

COMMITTEES OF THE BOARD

The Company currently has the following standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The descriptions set forth below provide detailed information about the activities of these Committees during the 2012 fiscal year, as well as the current composition of each Committee.

Audit Committee

The Audit Committee acts on behalf of the Board in fulfilling the Board’s oversight responsibilities with respect to the following:

•	reviewing the accounting and financial reporting processes and the annual independent audit of the financial statements;
•	maintaining the integrity of the Company’s financial statements and disclosures;
•	complying with legal and regulatory requirements;
•	reviewing the retention, qualifications, compensation, independence and performance of the Company’s independent public accountant;
•	ensuring the Company maintains internal audit and financial controls processes; and
•	providing an avenue of communication between management and the auditors.

The Audit Committee’s Charter is available on the Company’s website at http://www.alicoinc.com, in the Corporate Governance section of the Investor Relations webpage, and is available in printed form upon request from the Corporate Secretary, 10070 Daniels Interstate Court Suite 100, Fort Myers, FL 33913.

The Audit Committee is currently composed of four independent Directors: Ramon A. Rodriguez (Chairman), Charles L. Palmer, John D. Rood, and Robert J. Viguet, Jr. All members of the Audit Committee are independent Directors in accordance with the applicable Nasdaq listing standards. The Company’s Board of Directors has determined that Mr. Rodriguez is qualified to serve, and has been designated, as the Audit Committee Financial Expert. The Audit Committee met seven times in fiscal year 2012.

Compensation Committee

The Compensation Committee is responsible for the following:

•	determining and approving either as a committee or together with the other independent directors (as directed by the Board) the compensation of the Chief Executive Officer;
•	determining and approving the executive officer compensation plans, policies and programs of the Company;
•	establishing the compensation philosophies, goals and objectives for the executive officers;
•	making recommendations to the Board of Directors with respect to incentive compensation and equity-based plans:
•	performing an annual review of director compensation; and
•	providing oversight of the Company’s compensation policies, plans and benefits programs.
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The Compensation Committee is governed by a written charter adopted and approved by the Board. The Compensation Committee’s Charter is available on the Company’s web site http://www.alicoinc.com, in the Corporate Governance section of the Investor Relations webpage and is available in printed form upon request from the Corporate Secretary, 10070 Daniels Interstate Court Suite 100, Fort Myers, FL 33913.

The Compensation Committee is currently composed of four independent Directors: Robert J. Viguet, Jr. (Chairman), Thomas H. McAuley, Charles L. Palmer and Dr. Gordon Walker. The Compensation Committee is currently composed entirely of Directors who are independent under the Nasdaq listing standards. The Compensation Committee met four times in fiscal year 2012.

The Compensation Committee engaged a compensation consultant, Towers Watson, to provide advice about proposed compensation programs and amounts and to provide market survey data regarding executive compensation. The compensation consultant has been instructed to provide specific data to the Compensation Committee on an annual basis and from time to time as requested.

 Compensation Committee Interlocks and Insider Participation

None of the current members of the Compensation Committee is an officer or employee of the Company. In addition, there are no interlocking relationships between any of these Directors and any other current Executive Officer of the Company, and each of them is independent under the Nasdaq listing standards.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for the following:

•	reviewing annually the performance of the Board, including its structure, size, climate and tone;
•	recommending nominees to serve on the Board to fill new positions or vacancies;
•	reviewing and recommending action to be taken with respect to shareholder proposals;
•	reviewing performance and qualifications of Board members before they stand for reelection; and
•	reviewing corporate governance to assure their relevance to and compliance with the Company’s current situation and recommending changes to these principles to the Board for its consideration and approval.

The Nominating and Governance Committee’s Charter is available is available on the Company’s website at http:// www.alicoinc.com in the Corporate Governance section of the Investor Relations webpage and is available in printed form upon request from the Corporate Secretary, 10070 Daniels Interstate Court Suite 100, Fort Myers, FL 33913.

Currently the members of the Nominating and Governance Committee are Dr. Gordon Walker (Chairman), Charles L. Palmer and John D. Rood. The Nominating and Governance Committee is currently composed entirely of Directors who are independent under the Nasdaq listing standards. The Nominating and Governance Committee met three times during fiscal year 2012.

There were no fees or expenses paid to a third party in fiscal year 2012 and 2011 for the identification or evaluation of potential nominees.

The Nominating and Governance Committee has adopted a formal policy with regard to the consideration of any Director candidates recommended by shareholders other than Atlanticblue, Alico’s controlling shareholder. Atlanticblue is not included in this policy because, as the controlling shareholder of Alico, representatives of Atlanticblue may serve on Alico’s Board of Directors to express its views on corporate strategy and policy and other matters. Subject to the foregoing, the criteria for consideration of shareholder recommendations are as follows: (a) for each annual meeting of the Company’s shareholders, the Nominating and Governance Committee will accept for consideration only one recommendation from any shareholder or affiliated group of shareholders; (b) only candidates who satisfy the Company’s minimum qualifications for Directors will be considered, and (c) in considering shareholder recommendations, the Committee will take into account, among other factors, the size and

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duration of the recommending shareholder’s ownership interest in the Company and whether the shareholder intends to continue holding that interest through the annual meeting date.

A shareholder wishing to recommend to the Nominating and Governance Committee a candidate for election as a Director must submit the recommendation in writing to the Nominating and Governance Committee, in care of the Company’s Corporate Secretary at the address of the Company’s headquarters. Submissions by shareholders recommending candidates for election at the next annual meeting must comply with the same deadline as other shareholder proposals for such meeting; that is, the recommendations must be received not later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of shareholders. In the event that the date of the next annual meeting of shareholders is more than 30 days following the first anniversary date of the annual meeting of shareholders for the prior year, the submission must be made in a reasonable time in advance of the mailing of the Company’s next annual proxy statement. Each nominating recommendation must include such specified information concerning the shareholder group of shareholders making the recommendations as the Nominating and Governance Committee may determine from time to time, the name of the proposed nominee, any relationships between the recommending shareholder and the proposed nominee and the qualifications of the proposed nominee to serve as a Director. The recommendation must also be accompanied by the consent of the proposed nominee to serve if nominated and the agreement of the nominee to be contacted by the Nominating and Governance Committee, if the Committee decides to do so.

The Nominating and Governance Committee at this time is proposing nine nominees for nine positions, seven of whom are currently Board members and two are new nominees. Seven of nine Director nominees approved by the Nominating and Governance Committee for election at the 2013 Annual Meeting were Directors elected at the 2012 Annual Meeting of Shareholders and are standing for reelection. Mr. Compton and Mr. Everett are new director nominees. Mr. Everett was recommended to serve on the Board by Atlanticblue. Under Florida law and the Corporation’s Bylaws, the Board may increase the number of Directors during the year and appoint additional Directors to fill the vacancies so created if it chooses to do so. There is no plan to do so at the present time.

Special Litigation Committee

In addition to the standing committees described above, on October 31, 2008, the Board established a Special Committee to investigate a shareholder derivative action complaint filed by Baxter Troutman against JD Alexander and John R. Alexander, which names Alico as a nominal defendant. Mr. Troutman, a former Director of the Company, is the cousin of JD Alexander and nephew of John R. Alexander, and is a shareholder in Atlanticblue and Alico. The complaint alleged that JD Alexander and John R. Alexander committed breaches of fiduciary duty in connection with a proposed merger of Atlanticblue into Alico which was proposed in 2004 and withdrawn by Atlanticblue in 2005. The suit also alleged, among other things, that the merger proposal was wrongly requested by defendants JD Alexander and John R. Alexander (“the Alexanders”) and improperly included a proposed special dividend; and that the Alexanders sought to circumvent the Board’s nominating process to ensure that they constituted a substantial part of Alico’s senior management team and these actions were contrary to the position of Alico’s independent directors at the time causing a waste of Alico’s funds and the resignations of the independent directors in 2005.

On April 1, 2012, a settlement agreement (the “Agreement”) was reached between Baxter Troutman and the Alexanders. The Agreement contained the following provisions:

•	Mr. Troutman will file a notice of voluntary dismissal of the civil action against the Alexanders with prejudice. There were no inducements, promises or representations.
•	Mr. Troutman and the Alexanders mutually release and discharge each other from all claims, rights, actions, obligations, liability or responsibility arising out of the commencement and prosecution of the civil action, except for any claims Alico may have against Troutman to be subrogated to the rights of the Alexanders to seek recovery of attorney fees and costs incurred in their defense.

On May 4, 2012, the Circuit Court of the 10th Judicial Circuit in Polk County, Florida (the “Court”) approved the Agreement, and therefore, the shareholder derivative compliant has been settled. The Special Committee filed a motion seeking recovery of attorney fees and costs incurred in the defense of the Alexanders. The Court has retained jurisdiction and will hear the motion filed by the Company.

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The Special Committee is currently composed of Charles L. Palmer (Chairman), John D. Rood, Ramon A. Rodriguez and Thomas H. McAuley. The Special Committee met two times during fiscal year 2012.

Code of Business Conduct and Ethics and Corporate Governance Principles

The Board of Directors adopted a Code of Business Conduct and Ethics (“Code of Ethics”) which is applicable to all directors, officers and employees. The code covers all areas of professional conduct, including conflicts of interest, unfair or unethical use of corporate opportunities, protection of confidential information, compliance with all applicable laws and regulations, and oversight and compliance. It also has adopted Corporate Governance Principles to guide its own operations. Both documents are available on the Company website, http://www.alicoinc.com in the Corporate Governance section of the Investor Relations webpage and are available in printed form upon request from the Corporate Secretary, 10070 Daniels Interstate Court Suite 100, Fort Myers, FL 33913.

Communications with Directors

Shareholders and other interested parties may communicate with the Board by forwarding written comments to the Board of Directors of Alico, Inc., 10070 Daniels Interstate Court, Suite 100, Fort Myers, Florida 33913. Company contact information and procedures are also included on the Company’s website at http://www.alicoinc.com.

Board Meetings

The Board of Directors met seven times during fiscal year 2012. The independent Directors met an additional three times during fiscal year 2012. Each Director attended at least 75% of the Board meetings and committee meetings held by all committees on which they served. It is the Company’s policy to strongly encourage its Directors to attend the annual meeting of shareholders, in addition to attendance at regular Board and committee meetings. All of the Directors attended the 2012 annual meeting of shareholders.

DIRECTOR COMPENSATION

Director Fees and Equity Compensation

Director Compensation Plan

The Company established its Amended and Restated Directors Compensation Plan (the “Director Compensation Plan”) in connection with the adoption of the Company’s 2008 Incentive Equity Plan. The Director Compensation Plan, as amended from time to time, provides the terms and conditions for cash and/or equity compensation of all Directors of the Company, including employee Directors. Under the Director Compensation Plan, each Director, with the exception of the Chairman of the Board, receives an annual fee of $32,000 for his or her services as a Director of the Company, payable in quarterly installments. In addition, each Director who chairs any Committee, other than the Audit Committee, is paid additional annual compensation of $5,000 payable in quarterly installments, provided that if one Director chairs more than one committee, only one such payment shall be made. The Chairman of the Audit Committee is paid additional annual compensation of $10,000 payable in quarterly installments. Directors are also reimbursed for all out-of-pocket expenses reasonably incurred in connection with the performance of his or her duties. Each Director attending a Board committee meeting, who is a member of such committee, is paid a committee attendance payment of $1,000 for such meeting if attending in person and $500 if attending telephonically, by video remote conferencing or by some other remote communications means. The maximum payment for all such committee meetings attended by a Director on the same date is $1,000 if attending in person and $500 if attending by telephone, video conference or other remote communications means.

Effective July 1, 2011, the Board of Directors unanimously approved a compensation plan for John R. Alexander, the Chairman of the Board. During fiscal year 2012, the Chairman received $32,000 as an annual retainer and a $50,000 annual fee for service as non-executive Chairman plus meeting attendance fees applicable to

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all Board members as described above. The compensation was paid in cash on a quarterly basis and is not eligible to be paid in shares of the Company’s stock.

During fiscal year 2012, the Director Compensation Plan was in effect, but in order to conserve Company resources, the Board limited the number of meetings for which compensation was paid as follows: four quarterly in-person Board Meetings at $1,000 per meeting; four quarterly Audit Committee Meetings at $1,000 if in person or $500 if telephonic; two Compensation Committee Meetings at $1,000 if in person or $500 if telephonic; and two Nominating and Governance Committee Meetings at $1,000 if in person or $500 if telephonic. During fiscal year 2012, the Board of Directors met seven times and the independent Directors of the Board met an additional three times, the Compensation Committee met four times, the Audit Committee met seven times, and the Nominating and Corporate Governance Committee met three times.

The Director Compensation Plan encourages stock ownership by the Company’s Directors. Directors (other than the Chairman of the Board) are eligible to receive Director fees payable in Company common stock or they may elect to receive such fees in cash. Each Director is automatically compensated in common stock with a market value of 150% of the specified cash payment amount unless the Director delivers to the Company an election to receive such fees payable in cash prior to the beginning of the calendar year to which the election applies. The election for the method of payment of fees may be made at any time within 45 days of their election to the Board. Once an election is received, it is irrevocable for the calendar year to which it applies.

For Directors electing cash payment, fees are made quarterly by check. Payments in the Company’s common stock are made by delivery of a certificate in the name of the electing Director for the number of shares of common stock determined by dividing (i) the total amount of Director compensation by (ii) the price per share of common stock as of the close of regular trading on the second trading day before the quarterly payment date.

The Company has committed to use its best efforts to deliver shares which are registered under the Securities Act of 1933 and under applicable state securities laws and are without any other restrictions on resale, except as may be reported in the Company’s proxy statement as a result of the Company’s Director Stock Ownership Policies. The Company issues such shares from the Company’s treasury shares purchased in the open market by the Company in contemplation of such payments or from shares otherwise held by the Company to fund such payments. During fiscal year 2012, all payments in shares issued to Directors or employees were issued from treasury shares held by the Company and purchased for such funding in accordance with the stock repurchase plan approved by the Company’s Board of Directors and shareholders. If for any reason the Company cannot deliver shares which have been registered for sale under the Securities Act of 1933 and under applicable state securities laws, the certificates evidencing such shares will contain a legend restricting the sale of such securities.

Directors electing to receive their Director’s compensation in shares of the Company’s common stock are responsible for the payment of all federal, state and local income and other taxes resulting from the issuance of the Company’s common stock in accordance with the Director Compensation Plan.

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Proposed 2013 Change

In December 2012, the Board of Directors unanimously approved setting the Director’s compensation at $75,000 in cash payable in quarterly installments, effective April 1, 2013. There will be no additional fees paid for attending meetings of the Board or any Committee of the Board except for meetings of a Special Committee. For service as a committee chairman, Directors will be paid $5,000 annually in cash, in quarterly installments, except the chairman of the Audit Committee will receive $10,000 annually and the Chairman of the Board of Directors will receive $50,000 annually. Prior to the beginning of each calendar year, each Director may elect to receive all or any portion of his or her Director fees, including those received for chairing any committee, in the form of the Company’s common stock with a market value at the time of such quarterly installment equal to 150% of the amount of such fees otherwise payable in cash. Only Special Committee members will receive meeting fees. A Special Committee member will receive $1,000 per day of meetings attended in person and $500 per telephonic meeting payable quarterly, and he or she may elect to be paid in the form of the Company’s common stock with market value of 150% of such cash amount.

Additional Arrangements

The Company pays for or provides (or reimburses Directors for out-of-pocket costs incurred for) transportation, hotel, food and other incidental expenses related to attending Board and committee meetings or participating in Director education programs and other Director orientation or educational meetings.

2012 Directors Compensation

The following table provides information concerning the compensation of the Company’s Directors for the Company’s fiscal year ending September 30, 2012. There were no stock options outstanding for any Director as of September 30, 2012, nor are there any as of the date of this Proxy Statement. Non-employee Directors do not presently participate in the Company’s pension benefit plan nor in any of the Company’s defined contribution plans. Accordingly, the columns for such information have been omitted from the table below. For a complete understanding of the table, please read the footnotes and the narrative disclosures that follow the table.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation ($)	Total($)
John R. Alexander	$88,000	$-0-	$-0-	$88,000
JD Alexander(8)	$-0-	$57,000	$-0-	$57,000
Robert E. Lee Caswell	$38,000	$-0-	$-0-	$38,000
Charles L. Palmer(3)(4)(5)(6)(7)	$-0-	$73,500	$-0-	$73,500
Ramon A. Rodriguez(4)(5)(7)	$-0-	$82,500	$-0-	$82,500
John D. Rood(3)(4)(7)	$-0-	$69,000	$-0-	$69,000
Thomas H. McAuley(6)(7)	$-0-	$62,250	$-0-	$62,250
Robert J. Viguet, Jr.(4)(5)(6)	$-0-	$75,000	$-0-	$75,000
Gordon Walker, Ph.D.(3)(5)(6)	$-0-	$75,000	$-0-	$75,000

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(1)	All figures represent the dollar amount of cash paid for Directors’ annual fees and meeting attendance.
(2)	Totals represent the value of stock received in lieu of cash fees pursuant to each Director’s option under the Directors Compensation Plan, as recognized for financial statement reporting purposes with respect to fiscal year 2012, which for all grants were equal to the grant date fair value, computed in accordance with FASB ASC Topic 718. Directors are granted shares of Common Stock in lieu of cash fees on a quarterly basis each year.
(3)	Member, Nominating and Governance Committee
(4)	Member, Audit Committee
(5)	Committee Chairman
(6)	Member, Compensation Committee
(7)	Member, Special Committee
(8)	Mr. JD Alexander received Directors Compensation fees in stock awards in lieu of cash fees in addition to his salary as CEO. See Summary Compensation Table for further information of his salary arrangement.

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INDEPENDENCE OF DIRECTORS

Each Director completed an independence questionnaire which elicits responses about each Director’s personal and business relationships and other factors affecting his/her independence. Based on the review of such questionnaires and all other available information, the Nominating and Governance Committee analyzed the independence of each Director and determined that the following Directors meet the standards of independence under applicable Nasdaq listing standards, including that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment: Messrs. McAuley, Palmer, Rodriguez, Rood, and Walker were determined to be independent according to the listing standards. Mr. Viguet is also independent for all committee assignments and for service on the Board; however, because of his service on the board of Atlanticblue through June 2012, he abstained from voting on transactions involving Atlanticblue during fiscal year 2012.

COMPENSATION COMMITTEE REPORT

Compensation Philosophy and Framework

The goal of Alico’s executive compensation program is to attract, retain and reward executives who create shareholder value, share our vision and perform in a manner that enables the Company to achieve its strategic goals. Alico’s compensation programs are designed to accomplish this goal by rewarding executives for their contributions to the financial and operating performance of the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that immediately follows this report. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended September 30, 2012.

Submitted by the Compensation Committee of the Board:

Robert J. Viguet, Jr., Chairman

Charles L. Palmer

Dr. Gordon Walker

Thomas H. McAuley

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis describes our compensation philosophy and the compensation programs provided to our Named Executive Officers (“NEOs”). This discussion should be read in conjunction with the tables and related narratives that follow. Our NEOs are:

•	JD Alexander — President and Chief Executive Officer
•	Kenneth Smith, Ph.D. — Executive Vice President and Chief Operating Officer
•	W. Mark Humphrey, CPA — Senior Vice President and Chief Financial Officer
•	Steven C. Lewis, CPA — Treasurer
•	Donald R. Schrotenboer — President, Alico Land Development, Inc.

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Executive Summary

In 2012, the Company delivered a high level of financial performance. By increasing production levels and decreasing unit production costs, the Company delivered substantially improved profitability as summarized below. Additionally, the Company continues to strengthen its balance sheet and enhance assets to build long-term profitability and value for customers, clients and shareholders. Highlights of the Company’s performance during 2012 include the following:

•	Full year diluted earnings per share was $2.51, which represents a 161% increase from 2011 diluted earnings per share of $0.96.
•	Operating income was $23.7 million, which represents a 56% increase from 2011 operating income of $15.2 million.
•	Total citrus production was 29.1 million pounds solid, which represents a 20% increase from 2011 total citrus production of 24.2 million pounds solid.
•	The debt to equity ratio was .31:1, and the Company had full availability under its line of credit.

The Company’s compensation philosophy and program design is intended to support the Company’s business strategy and align executives’ interests with those of shareholders and employees. A significant portion of the Company’s executive compensation opportunity is related to factors that directly and indirectly influence shareholder value, including stock performance and operational performance. The Company believes that as executives’ responsibilities increase, so should the proportion of his or her total pay comprised of variable compensation, which supports and reinforces the Company’s pay for performance orientation.

Say on Pay Vote

At the 2012 Annual Meeting, our shareholders expressed their support of our executive compensation programs by approving the non-binding advisory vote on our executive compensation. More than 90% of votes cast supported our executive compensation policies and practices. Even with this level of support, during 2012 we reviewed our executive compensation programs in conjunction with business results. Following that review, the Company made several changes to its compensation programs in 2012 to better align with public company best practices that include:

•	The Company has proposed the 2013 Incentive Equity Plan including a clawback provision that would allow the Company to take remedial action against an executive if the Board determines that an executive’s misconduct contributed to the Company having to restate its financial results.
•	The 2013 Incentive Equity Plan also prohibits stock option repricing.
•	Conducting a risk assessment of its compensation program to assess current compensation plan design to mitigate the possibility of excessive risk that could harm long-term shareholder value.

The Compensation Committee (the “Committee”) also regularly reviews best practices related to executive compensation to ensure alignment between the Company’s compensation programs, business strategy and shareholder focus. Consistent with our commitment to executive compensation best practices, the following executive compensation practices are in place:

•	Total compensation levels for executives that are generally positioned at or below the median (50th percentile) of the market.
•	A well-defined peer group of comparative companies is used, along with published surveys, to benchmark executive compensation.
•	A long-term incentive plan consisting of a performance share plan that requires significant stock price appreciation to trigger an award payout.
•	Modest perquisites for executives.
•	Historical share grant levels that have minimized shareholder dilution.

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Our Executive Compensation Program

The intent of the Company’s executive compensation program is to attract and retain talent and to create incentives for and to reward excellent performance. To that end, we seek to compensate our executives in a manner that

•	is competitive;
•	rewards performance that creates shareholder value and recognizes individual contribution; and
•	encourages longer-term value creation.

Philosophy and Peer Group

As a general proposition, the Committee believes that aggregate base salaries for executives should be below the median for comparable companies and that a larger component of total pay should be in the form of variable compensation. In developing and maintaining appropriate compensation programs and compensation levels for our executives, the Committee performs the following:

•	A review of two sets of comparative data prepared by our compensation consultant to evaluate the positioning of compensation levels for our executives.
o	The first set of market data comes from published compensation surveys and reflects prevailing compensation practices and levels for broad-based general industry companies.
o	The second set of market data comes from compensation information publicly filed by twelve peer companies (our “Compensation Peer Group”). The Committee believes that peer company data provides useful information, but few, if any, peers accurately mirror Alico’s operations. For this reason, the Company does not benchmark or target compensation within a percentile range of its peers, but utilizes the data as a reference point in its compensation determination, in conjunction with data from published surveys. These data points create ranges of compensation values that the Committee considers in setting executive pay levels. The benchmark data reviewed by the Committee are statistical summaries of pay practices and are not representative of the compensation levels at any one organization.
•	The Committee reviews our Compensation Peer Group. During fiscal year 2012, the Committee noted that the Company’s revenues were estimated to exceed those of every company in our Compensation Peer Group. In addition, the Committee noted that its Compensation Peer Group had fewer members (seven) than was typical of peer groups of other publicly traded companies and that there were fewer companies of comparable size to the Company in its industry. The Compensation Peer Group adopted by the Company in fiscal year 2012 for fiscal year 2013 and future years consists of the twelve companies listed below. All are publicly traded companies with annual revenues between $15 million and $497 million, with the median revenue being $92 million.

Alexander & Baldwin, Inc.*	Deltic Timber Corporation	Limoneira Company	Tejon Ranch Company
AV Homes, Inc.	Forestar Group Inc.*	Pope Resources L.P.	The St. Joe Company*
Consolidated-Tomoka Land Co.	Griffin Land & Nurseries, Inc.	Potlatch Corporation*	Thomas Properties Group, Inc.*

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* These companies were added to the Compensation Peer Group in fiscal year 2012.

•	The Committee annually reviews the Company’s financial performance and evaluates the individual performance of each executive and his/her role in influencing Company performance and the financial condition of the Company. The Committee evaluated the NEO’s performance based on the Committee’s overall judgment using quantitative and qualitative factors, including the accomplishment of initiatives,
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attitude and leadership. The Committee did not directly link compensation to achievement of performance goals, but rather considered the NEO’s contribution in the context of relevant conditions and many factors beyond the executive’s control, such as weather, commodity prices and strategic opportunities, to determine if and to what extent the NEO’s individual contribution merits discretionary compensation.

Consultant

The Committee recommends to the Board for approval all compensation for executives, including the structure and design of the compensation programs. The Committee is responsible for retaining and terminating compensation consultants and determining the terms and conditions of their engagement. The Committee has engaged Towers Watson, (the “Consultants”), to advise the Compensation Committee (and at times management) with respect to the Company’s compensation programs and to perform various related studies and projects, including market analysis and compensation program design. The Committee reviews the role of its compensation advisor and has concluded that no conflicts of interest exist with the Consultants, and further believes that the Consultants is fully independent for purposes of providing on-going recommendations regarding executive compensation.

Pay Mix

As noted above, the Committee believes that a significant portion of each executive’s compensation opportunity should be tied to variable compensation and value creation for shareholders. The Committee believes this mix provides an appropriate balance between the financial security required to attract and retain qualified individuals, and the Committee’s goal of ensuring that executive compensation rewards performance that benefits shareholders over the long term.

Base Salaries

Base salaries for the Company’s NEOs are based on their scope of responsibilities, education and training levels, leadership abilities, performance and specialized skills. Determination of salaries is based on the current competitive market environment including overall demand for such executives and competitive pay practices including a review of the Company’s Peer Group and other relevant data. The Company’s financial performance, overall financial condition, and individual performance are evaluated in addition to the factors listed above in order to determine whether salary increases are advisable. The Committee wishes to incentivize executives with pay for performance. Accordingly, base salary levels of the Company are generally lower than the market median. It is the Committee’s philosophy to provide a significant portion of the compensation paid to each executive through its discretionary incentive bonus program and long-term incentives.

Annual salaries for the NEOs are summarized in the table below:

NEO	FY 2011	FY 2012
JD Alexander(1)	$190,000	$380,000
Kenneth Smith, Ph.D.	$285,000	$285,000
W. Mark Humphrey, CPA	$200,000	$200,000
Steven C. Lewis, CPA	$175,000	$175,000
Donald R. Schrotenboer	$225,000	$225,000

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(1)	Mr. Alexander was appointed full-time Chief Executive Officer on April 2, 2012. Accordingly, his salary was increased from $190,000 to $380,000.

Annual Discretionary Cash Bonuses

The Company has an annual discretionary cash bonus (“discretionary bonus”) program. The Committee evaluates the Company’s financial performance and overall financial condition in addition to its evaluation of each of the NEOs to determine if discretionary bonuses are to be paid for the fiscal year. The Committee generally does not establish target minimum or maximum bonus levels for executives. If, in the Committee’s discretion, the Company’s performance and overall financial condition do not warrant the payment of discretionary bonuses, no

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such bonuses are paid. No discretionary bonuses were paid to any Company executives with respect to the Company’s 2010 and 2009 fiscal years.

When the Committee determines that the interests of the Company and its shareholders would be served by the payment of discretionary bonuses, the Committee also considers the individual performance of each executive and his/her role in influencing Company performance and the financial condition of the Company. In the case of NEOs other than the Chief Executive Officer (“CEO”), these evaluations are based in part on input from the Company’s CEO regarding each executive’s performance. The Committee evaluates the executive’s performance based on the Committee’s overall judgment considering a number of quantitative and qualitative factors, including accomplishment of initiatives, attitude and leadership. All Committee actions regarding the discretionary bonuses are subject to the review and approval of the Board.

In 2012, the Company delivered the strong financial results we noted above in the Executive Summary. Based on these results, the Committee approved discretionary bonuses as follows:

Executive	Payout	% of Salary
JD Alexander	$300,000	79%
Kenneth Smith, Ph.D.	$200,000	70%
W. Mark Humphrey, CPA	$100,000	50%
Steven C. Lewis, CPA	$65,000	37%
Donald R. Schrotenboer (1)	$0	0%

______________

(1)	Mr. Schrotenboer ended his employment on September 30, 2012 as President of Alico Land Development, Inc.

These discretionary bonuses range from 37% to 79% of base salary. The Committee believes that these discretionary bonuses are consistent with the Company’s fiscal year 2012 financial performance, reflect the competitive market and are appropriate to the scope of responsibility and contribution made by each NEO.

Long-Term Incentives

On May 26, 2011, the Company’s Board of Directors approved the adoption of the Long-Term Incentive Program (the “Program”), as part of the Alico, Inc. 2008 Incentive Equity Plan previously approved by the shareholders.

Participants in the Program will be eligible to receive awards of restricted common stock of the Company if the Performance Criteria or Partial Performance Criteria (each as defined below) are achieved. The restricted common stock awards will be subject to vesting restrictions as specified. No restricted common stock will be awarded under the Program unless the Performance Criteria or Partial Performance Criteria are achieved during the five year period following the Award Date (the “Performance Period”) as specified. Each Participant signed an award agreement with the Company setting forth the terms of the award and stating that the Participant’s employment by the Company will be “at will” and that neither the award nor the award agreement shall constitute an assurance of continued employment.

The number of shares of restricted common stock contingently awarded to each respective Participant (the “Award Level”) is equal to the product of (i) the percentage of base salary represented by the annualized value of long term incentive compensation which ranks at the 75th percentile of the Company’s Compensation Peer Group at the time of the awards for the comparable executive officer of Compensation Peer Group companies; (ii) multiplied by the median base salary of the comparable executive officer at Compensation Peer Group companies; (iii) and multiplied by three (to reflect a three year compensation period under the Program); (iv) divided by the Base Stock Price (based on the 20 Day Weighted Average Closing Price of the Company’s common stock) immediately prior to the grant date of the award.

The Performance Criteria shall be deemed to have been achieved if, at any time during the Performance Period, the weighted average of the closing price of Alico’s Common Stock over the most recent 20 consecutive trading day

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period (the “20 Day Weighted Average Closing Price”) exceeds (i) 200% of the Base Stock Price at any time during the three year period commencing on the Award Date, or (ii) 214% of the Base Stock Price during the one year period commencing on the third anniversary of the Award Date and ending on the fourth anniversary of the Award Date, or (iii) 228% of the Base Stock Price at any time during the one year period commencing on the fourth anniversary of the Award Date and ending on the fifth anniversary of the Award Date (in each case, the “Target Average Stock Price”). If the 20 Day Weighted Average Closing Price equals or exceeds 100% of the applicable Target Average Stock Price on any day during the Performance Period, Participants will be awarded, subject to vesting, 100% of their respective Award Levels.

If the Performance Criteria are not achieved during the Performance Period but at any time during the Performance Period, the 20 Day Weighted Average Closing Price exceeded 90% of the applicable Target Average Stock Price, then fifty percent (50%) of the Award Level for each respective Participant shall be awarded, subject to vesting, at the end of the Performance Period (“Partial Performance Criteria”).

Shares of restricted common stock awarded to Participants pursuant to the Program shall vest and shall be issued and delivered to Participants by the Company as follows:

•	Fifty Percent (50%) of the Award Level shall immediately vest upon achievement of the Target Average Stock Price (the “Achievement Date”).
•	Twenty-Five Percent (25%) of the Award Level shall vest on the first anniversary of the Achievement Date.
•	Twenty-Five Percent (25%) of the Award Level shall vest on the second anniversary of the Achievement Date.

Participants must be employed by the Company in an executive position through the dates above to receive their stock awards. On April 19, 2012, the Board adopted and approved the participation of Mr. JD Alexander in the Program. Mr. Alexander was contingently awarded 93,793 shares of restricted common stock that will vest commensurate with the performance criteria outlined above. No other long-term incentive awards were made to NEOs during 2012.

Retirement Benefits

Executives are allowed to participate in the Company’s qualified employee benefit 401(k) and Profit Sharing Plan offered to all full time employees. Under the plan, the Company provides a matching contribution of up to 2% of a participating employee’s eligible compensation. Additionally, annual discretionary contributions, based on a percentage of salary determined at the Board’s sole discretion, may be contributed pursuant to the qualified profit sharing portion of the plan. The Company made a 4% and 3% discretionary contribution in fiscal years 2012 and 2011, respectively.

Perquisites and Other Fringe Benefits

The Company’s executives receive health and insurance benefits, such as group medical and life, under plans generally available to all salaried employees. Other fringe benefits consist of life insurance, company provided vehicles and housing allowances where appropriate, and dividends on restricted stock awards. The Company does not own a corporate jet or helicopter nor does it pay for country club dues or other such perquisites.

Compensation Risk Assessment

After the close of the fiscal year, a comprehensive assessment was conducted to identify potential risks within the Company’s compensation program. This review concluded that the Company’s compensation program is balanced and does not promote imprudent or excessive risk taking. The Company does not use highly leveraged short-term incentives that encourage short-term, high-risk strategies at the expense of long-term performance and value. Furthermore, the Committee is heavily involved in making compensation decisions that are consistent with the Company’s business strategy. The Company’s compensation programs promote consistent, long-term

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performance by heavily weighting variable compensation so that it rewards executives for strong operating performance and favorable financial performance.

Use of Tally Sheets

To assist the Committee in making compensation decisions, the Committee reviews compensation tally sheets which present comprehensive data on the total compensation and benefits package for each of the NEOs. These tally sheets include all obligations for present and projected future compensation and contain comparative historical information.

Change in Control Arrangements

The Company does not have any change-in-control agreements or arrangements in place for any of its current Executive Officers with the exception of the Restricted Stock Award Agreements in connection with the Program. With regard to the Program, a change in control would include: (1) the Board of Directors, as of May 26, 2011, ceases to constitute at least a majority of the directors, (2) the acquisition by any individual, entity or group of fifty percent or more of the Company’s outstanding shares, (3) the sale or disposition of all or substantially all of the Company’s assets or (4) liquidation of the Company by shareholder vote during the Performance Period of the Program. Upon a change in control, Program participants shall immediately vest the awarded shares. There are no change-in-control provisions in any of the Company’s other compensation plans, employee benefit plans or restricted stock grants.

Employment Agreements

The Compensation Committee is currently negotiating employment agreements with each of its NEOs with the expectation that it will promote the stability of the management team and a continued focus on implementation of Company strategy. Upon execution of these employment agreements, the terms and details will be disclosed in a Form 8-K to be filed with the SEC.

Stock Ownership Guidelines for CEO and Directors

The Company believes that its CEO should have a financially significant investment in the Company so that his or her interest and the interest of its shareholders are aligned. In furtherance of this goal, in January 2013 the Board adopted a CEO Stock Purchase Policy requiring the CEO to beneficially own shares in the Company with a value equal to the higher of the market value or the price at which the CEO acquired the stock which is equal to or greater than $250,000 or the lesser amount applicable to a phase-in period as specified below (the “Company CEO Target Stock Ownership Requirement”), determined as of the end of each fiscal year. During the phase-in period, the CEO who is phasing in ownership must own as of each measurement date (as described below) and at all times thereafter while he or she is the CEO of the Company, stock with a market value at least equal to or greater than the phase-in Target Ownership Requirement as follows:  At the end of the fiscal year during which the CEO is hired (the “first measurement date”), the CEO must have ownership of $50,000 in Alico common stock, at the end of the next fiscal year after the first measurement date, have ownership of $150,000 in Alico common stock and at the end of the second fiscal year after the first measurement date, have ownership of $250,000 in Alico common stock.

In 2005, the Board adopted, and the Company’s shareholders approved, a Director Stock Purchase Policy requiring that all Directors who are not beneficial owners of Atlanticblue own Company stock with a market value which is equal to or greater than $200,000 or such lesser amount as is applicable to a phase-in period (the “Company Director Target Stock Ownership Requirement”). In order to provide Directors serving on the Board as of the date of the adoption of this policy and new Directors who subsequently join the Board the opportunity to meet this requirement over a reasonable period of time, each such Director has three years to achieve the overall Company Director Target Stock Ownership Requirement. If the Director is elected to the Board at a time when there is less than four months remaining in the fiscal year, then the three-year period for overall compliance with the Company Director Target Stock Ownership Requirement would be extended until the end of the next full fiscal year. In October 2008, the Board amended the Company Director Stock Ownership Policy to provide that the $200,000 target stockholding requirement which Directors are required to maintain may be calculated using the greater of current market value or the price of the stock at the time the Director acquired the stock. The Company Director

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Target Stock Ownership Requirement will be measured at the end of the phase-in period and annually thereafter at the end of each fiscal year. In May 2010, the Board amended the Company Director Stock Ownership Policy to reduce the Company Director Stock Ownership Requirement from $200,000 to $180,000. On January 8, 2013, the Board amended the Company Director Stock Ownership Requirement, as previously amended in May 2010, from $180,000 to 200,000. As of the date of this proxy statement, every incumbent director exceeds the Company Director Stock Ownership Requirement.

Tax Impact on Compensation

The Committee has reviewed the Company’s compensation plans with regard to the deduction limitation under the Omnibus Budget Reconciliation Act of 1993 (the “Act”) and the final regulations interpreting the Act that have been adopted by the Internal Revenue Service and the Department of the Treasury. Based on this review, the Committee has determined that the compensation paid to Executive Officers in fiscal year 2012 qualifies for deductibility under the regulations.

Section 162(m) of the Code places a $1 million limit on the amount of compensation the Company may deduct for tax purposes in any year with respect to each of the NEOs, except that performance-based compensation that meets applicable requirements is excluded from the $1 million limit. The Company’s executive compensation program is intended to maximize the deductibility of compensation; however, there can be no assurance that all long term incentive compensation, if and when any is paid to any NEO, will ultimately prove to be deductible to the Company under the Code and applicable U.S. Treasury Regulations. Further, when warranted due to competitive or other factors, the Committee may decide in certain circumstances to exceed the deductibility limit under Section 162(m) or to otherwise pay non-deductible compensation. There were no such circumstances in fiscal year 2012.

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EXECUTIVE OFFICERS

The following table sets forth certain information on each of the current Executive Officers of the Company.

Name	Age	Position and Background with the Company
JD Alexander	53	President and Chief Executive Officer (February 24, 2010–Present). Director since January 2008, Vice-Chairman of the Alico Board of Directors since October 2009. Mr. Alexander was the President and Chief Executive Officer of Atlantic Blue Group, Inc. from March 2005 through March 2012 and served as a Director from February 2004 through June 2012. Mr. Alexander previously served as a Director of Alico (2004-2005). Mr. Alexander served as a Florida State Senator (2002-2012) and previously served as a Florida State Representative (1998-2002). He served as a Co-General partner of Scenic Highland Groves, LLP (1996-2007) and previously worked for Alico, Inc. as Vice President Citrus (1987-1997). He currently serves as a Director on the board of Global Growth Trust, Inc. (August 2009—Present).

Kenneth Smith, Ph.D.	45	Executive Vice President and Chief Operating Officer (July 1, 2010–Present). Prior to joining Alico, Dr. Smith was the Vice-President of Agriculture Operations for Atlanticblue Group Inc. Prior to joining Atlanticblue, Dr. Smith was a private consultant for large cattle operations across the United States, including Alico, and held various management positions in technical services/research and business management with Purina Mills, Inc. He holds a BS and MS degree in Animal Science from West Texas State University and a PhD from Texas Tech University.

W. Mark Humphrey, CPA	41	Senior Vice President and Chief Financial Officer (June 20, 2011–Present). Prior to joining Alico, Mr. Humphrey was the Chief Financial Officer for the Compass Management Group, LLC, a diversified company involved in the management of homeowners associations and commercial properties in Southwest Florida. Prior to his involvement with the Compass Management Group he held similar positions with Prism Microwave, Inc. and Source Interlink Companies. Mr. Humphrey started his career with PricewaterhouseCoopers and spent two years in the firm’s National Accounting & SEC Directorate in New York City where he helped develop Sarbanes–Oxley methodology for the firm and its clients. Mr. Humphrey holds a BS and MS degree in Accounting from the University of Florida and he has a Florida CPA designation.

Steven C.Lewis, CPA	52	Treasurer (December 2010- Present) Prior to joining Alico, Mr. Lewis served as Chief Financial Officer for WilsonMiller, Inc. and was the Corporate Controller of Miromar Development Corporation in Southwest Florida.Mr. Lewis also spent approximately six years in public accounting,principally with Kenneth Leventhal & Company in Miami, Florida. He holds a BS degree in Accounting from the University of Florida and he has a Florida CPA designation

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EXECUTIVE COMPENSATION

The following table provides information regarding the compensation of our Named Executive Officers for the fiscal years 2012, 2011 and 2010. This table should be read in conjunction with the Compensation Discussion and Analysis, which sets forth the objectives and other information regarding our executive compensation program.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary (c)	Bonus (d)	Stock Awards (e)	All other compensation (i)	Total (j)
JD Alexander(1)	2012	$285,000	$300,000	$57,000	$35,936	$677,936
President and Chief Executive Officer	2011	$190,000	$200,000	$54,000	$26,423	$470,423
	2010	$47,500	$—	$63,750	$31,372	$142,672
W. Mark Humphrey, CPA(2)	2012	$200,000	$100,000	$—	$13,759	$313,759
Senior Vice President and Chief Financial Officer	2011	$56,923	$25,000	$—	$160	$82,083
	2010	$—	$—	$—	$—	$—
Kenneth Smith, Ph.D.(3)	2012	$285,000	$200,000	$—	$19,305	$504,305
Executive Vice President and Chief Operating Officer	2011	$285,000	$150,000	$—	$37,913	$472,913
	2010	$71,250	$—	$—	$7,770	$79,020
Steven C. Lewis, CPA (4)	2012	175,000	65,000	—	13,924	253,924
Treasurer	2011	134,615	30,000	—	160	165,458
	2010	—	—	—	—	—
Donald R. Schrotenboer(5)	2012	$225,000	$—	$66,180	$190,201	$481,381
President, Alico Land Development, Inc.	2011	$225,000	$100,000	$66,180	$20,240	$411,420
	2010	$225,000	$—	$66,180	$11,500	$302,680
Scott R. Whitney(6)	2012	$—	$—	$—	$—	$—
Senior Vice President and Chief Financial Officer	2011	$133,590	$—	$—	$763	$134,353
	2010	$3,077	$—	$—	$—	$3,077
Patrick W. Murphy, CPA(7)	2012	$—	$—	$—	$—	$—
Senior Vice President and Chief Financial Officer	2011	$40,000	$—	$—	$39,204	$79,204
	2010	$160,000	$—	$42,988	$4,630	$207,618

____________

(1)	Mr. JD Alexander began serving as President and Chief Executive Officer in February 2010 on a part-time basis. Effective April 2, 2012, he began working on a full-time basis. He served from February 2010 through June 2010 without compensation; however, Mr. Alexander was provided personal benefits for transportation totaling $31,141 in 2010. Salary amounts shown for fiscal year 2010 are from July 1, 2010 to September 30, 2010.
(2)	Mr. Humphrey was appointed as Senior Vice President and Chief Financial Officer effective June 20, 2011. Amounts shown for fiscal year 2011 are from June 20, 2011 to September 30, 2011.
(3)	Kenneth Smith, Ph.D. was appointed as Executive Vice President and Chief Operating Officer for the Company on July 1, 2010. Amounts shown for fiscal year 2010 are from July 1, 2010 to September 30, 2010.
(4)	Mr. Lewis began his employment with on December 20, 2010 as Treasurer. Amounts shown for fiscal year 2011 are from December 20, 2010 to September 30, 2011.
(5)	Mr. Schrotenboer ended his employment on September 30, 2012 as President of Alico Land Development, Inc.
(6)	Mr. Whitney was appointed Senior Vice President and Chief Financial Officer effective September 27, 2010 and resigned May 10, 2011. Amounts shown are from September 27, 2010 to September 30, 2010 for 2010 and October 1, 2010 through May 10, 2011 for fiscal year 2011.
(7)	Mr. Murphy resigned his position as Chief Financial Officer in August 2010, but continued to serve in an advisory capacity through December 31, 2010. Amounts for fiscal year 2011 are through December 31, 2010 and include $39,018 in severance.
Columns (f-h) have been omitted as they are not applicable.

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Salary (Column c)

The amounts reported in Column (c) represent base salaries paid to each of the Named Executive Officers for each of the last three completed fiscal years, as indicated.

Bonuses (Column d)

The amounts reported in Column (d) represent bonuses paid to each of the Named Executive Officers for the last three completed fiscal years, as indicated.

Stock Awards (Column e)

With respect to Mr. Alexander the amounts reported in Column (e) represent the value of stock received in lieu of cash fees for his service as a director.

With respect to Mr. Murphy and Mr. Schrotenboer, the amounts reported in Column (e) represent the dollar amount of restricted stock share award units (“RSU”) recognized, or “expensed,” for each of the Named Executive Officers as compensation costs for financial reporting purposes. Accordingly, the valuation of stock awards is the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board ASC Topic 718, Stock Compensation, for last three completed fiscal years.

A grant of 6,800 shares was made to Mr. Murphy in January 2008 with a fair value of $40.67 per share, in order to replace previous retirement benefits offered. Mr. Murphy immediately vested in 1,517 of these shares; 1,057 of the remaining shares vested in January 2009, and 1,057 shares vested in January 2010. Upon Mr. Murphy’s announced resignation in August 2010, the Company recorded an adjustment of $5,000 against the remaining shares to be vested under the award. In December 2010, the Company recorded the final adjustment of $39,000 to reduce compensation expense for the remaining unvested shares under the award.

A grant of 7,500 shares was made to Mr. Schrotenboer as a portion of his total compensation package. The Board awarded 7,500 shares of restricted stock to Mr. Schrotenboer in September 2008. Under the terms of the agreement, 1,500 of the shares vested on September 30, 2012, 2011 and 2010. The fair value per share was $44.12 on the date of the award. Mr. Schrotenboer forfeited 3,000 shares of restricted stock upon ending his employment with the Company on September 30 2012.

No stock options or stock appreciation rights have been granted since February 2004. There were no outstanding stock options or appreciation rights outstanding at September 30, 2012.

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All Other Compensation (Column i)

The amounts reported in Column i represent the aggregate dollar amount for each Named Executive Officer for perquisites and other personal benefits, tax reimbursements, Company contributions to the Company’s 401(k) retirement plans, insurance premiums for life insurance policies and the value of dividends on restricted stock paid during fiscal year 2011 on vested and unvested units of restricted stock granted. The following table shows and explains the specific amounts included in Column i of the Summary Compensation Table for fiscal year 2012. Under SEC Rules, the Company is required to identify by type all perquisites and other personal benefits for a Named Executive Officer if the total value for that individual equals or exceeds $10,000, and to report and quantify each perquisite or personal benefit that exceeds the greater of $25,000 or 10% of the total amount for that individual. For purposes of uniformity, all information regarding perquisites has been provided for each Named Executive Officer, not just those meeting the $10,000 threshold.

Name	Perquisites and other personal benefits (1)	Severance (2)	Registrant contributions to retirement plans	Insurance Premiums (3)	Value of Restricted Stock Dividends Earned During the Fiscal Year (4)	Total
JD Alexander	$15,455	$—	$15,500	$4,981	$—	$35,936
W. Mark Humphrey, CPA	$—	$—	$12,800	$959	$—	$13,759
Kenneth Smith, Ph.D.	$—	$—	$15,500	$3,805	$—	$19,305
Steven C. Lewis, CPA	$—	$—	$13,100	$824	$—	$13,924
Donald R. Schrotenboer	$9,750	$168,750	$9,800	$821	$1,080	$190,201

____________

(1)	Perquisites and other personal benefits are valued on the basis of the aggregate incremental cost to the Company including the cost to the Company for Company cars used for commuting and other personal transportation. The amounts will be based on the fair lease value of the vehicle in accordance with tables published annually by the IRS where applicable, and the amount of vehicle or housing allowances paid. Executives are taxed on the imputed income attributable to personal use of Company vehicles, including commuting mileage, and do not receive tax assistance from the Company with respect to these amounts.
(2)	Mr. Schrotenboer ended his employment on September 30, 2012 as President of Alico Land Development, Inc. and was paid severance of $168,750.
(3)	Represents applicable premiums paid on life insurance policies for each of the Named Executives.
(4)	Dividends on shares of restricted stock are paid to participants during the fiscal year on vested and unvested shares whenever dividends are paid to the Company’s common shareholders.

Total Compensation (Column j)

The amounts reported in Column j are the sum of Columns c through i for each of the Named Executive Officers. All compensation amounts reported in Column j include amounts paid and amounts deferred.

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GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2012

The following table provides information about grants of equity plan-based awards to the Named Executives Officer in the fiscal year ended September 30, 2012.

		Estimated Future Payouts under Equity Incentive Plan Awards Maximum(1)			All Other Stock Awards: Number of Shares of Stock or Units(2)	Grant Date Fair Value of Stock Awards ($)
Name	Grant Date	Threshold ($)(3)	Target ($)(4)	Maximum ($)
JD Alexander	4/19/2012	1,941,515	4,314,478	—	93,793	2,222,894

(1)	Vesting of these contingently restricted common shares awarded requires both continued service and attainment of specified share price targets of the Common Stock with respect to each reward.
(2)	Vesting of contingently awarded restricted shares is as follows (i) 50% of the award will vest immediately upon the attainment of the achievement of the performance criteria, (ii) 25% of the award will vest on first anniversary of the achievement date, and (iii) 25% of the award will vest on the second anniversary of the achievement date. Named Executive Officer must be employed by the Company through the vesting dates to receive the stock award.
(3)	Threshold is met if the 20 day weighted average closing price exceeds 90% of the applicable target average stock price of the award level subject to vesting conditions. For the awards granted on 4/19/2012, 90% of target is $41.40 per share.
(4)	Target is met if the 20 day weighted average closing price exceeds 200% of the base stock price at any time during the three years beginning on the award date. For the awards granted on 4/19/2012 200% of base price is $46.00 per share.

OUTSTANDING EQUITY PLAN-BASED AWARDS AT FISCAL YEAR END 2012

The table provides information about current holdings of grants of performance equity plan-based awards to the Named Executives Officers in the fiscal year ended September 30, 2012. The table includes performance share grants with performance conditions that have not been satisfied.

		Estimated Future Payouts under Equity Incentive Plan Awards Maximum(1)			All Other Stock Awards: Number of Shares of Stock or Units(2)	Grant Date Fair Value of Stock Awards ($)
Name	Grant Date	Threshold ($)(3)	Target ($)(4)	Maximum ($)
JD Alexander	4/19/2012	1,941,515	4,314,478	—	93,793	2,222,894
W. Mark Humphrey, CPA	5/26/2011	413,089	917,975	—	18,250	458,988
Kenneth Smith, Ph.D.	5/26/2011	700,915	1,557,589	—	30,966	778,795
Steven C. Lewis, CPA	5/26/2011	212,633	472,518	—	9,394	236,259
Total		3,268,152	7,262,560		152,403	3,696,936

(1)	Vesting of these contingently restricted common shares awarded requires both continued service and attainment of specified share price targets of the Common Stock with respect to each reward.
(2)	Vesting of contingently awarded restricted shares is as follows (i) 50% of the award will vest immediately upon the attainment of the achievement of the performance criteria, (ii) 25% of the award will vest on first anniversary of the achievement date, and (iii) 25% of the award will vest on the second anniversary of the achievement date. Named Executive Officers must be employed by the Company through the vesting dates to receive their stock award.
(3)	Threshold is met if the 20 day weighted average closing price exceeds 90% of the applicable target average stock price of the award level subject to the vesting conditions. For the awards granted on 4/19/2012, 90% of target is $41.40 per share. For the awards granted on 5/26/2011, 90% of target is $45.27 per share.
(4)	Target is met if the 20 day weighted average closing price exceeds 200% of the base stock price at any time during the three years beginning on the award date. For awards granted on 4/19/2012 200% of base price is $46.00 per share and for the awards granted on 5/26/2011, 200% of base price is $50.30 per share.

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OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2012

The following table provides information concerning the vesting of restricted stock awards during fiscal year 2012 for each of the Named Executive Officers holding unvested shares of restricted stock issued as Stock Awards. No options were exercised during fiscal year 2012 by any of the Named Executive Officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Donald R. Schrotenboer	1,500	$66,180

 NON-QUALIFIED DEFERRED COMPENSATION

The Company does not maintain any deferred compensation plans. Accordingly, the required tables relating to such types of plan compensation have been omitted.

Common Stock Performance

A graph of the Company’s common stock performance, comparing the value of $100 invested on September 1, 2007 in the Company’s common stock, the S&P 500 and a Company-constructed peer group, is provided in the Annual Report on Form 10-K that is included with the mailing of this Proxy Statement . Please refer to the Annual Report for this information.

CONTINGENT COMPENSATION

2008 Incentive Equity Plan

Effective November 30, 2008, the Board of Directors adopted the Alico, Inc. 2008 Incentive Equity Plan (the “2008 Incentive Plan”) which was approved by the shareholders on February 20, 2009. The 2008 Incentive Plan is intended to provide participants with an opportunity to increase their stock ownership in the Company and to give them an additional incentive to achieve the Company’s objectives. Like the 1998 Incentive Equity Plan, the 2008 Incentive Plan allows officers, Board members and other key employees of the Company and its subsidiaries and affiliates who are responsible for the management, growth and/or profitability of the business of the Company and/or its subsidiaries and affiliates to be eligible to receive stock option grants, Stock Appreciation Rights (“SARs”) and/or restricted stock awards. Under the terms of the 2008 Incentive Plan, up to 350,000 shares of the Company’s issued and outstanding Common Stock may be purchased by the Company and reserved for awards under the 2008 Incentive Plan.

Stock Options: The 2008 Incentive Plan provides that options, stock appreciation rights or restricted stock may be granted only to those individuals, Board members and employees, whose participation the Board or its designated committee determines is in the best interest of the Company. The Company receives no consideration upon the granting of an option. The options may be granted either as incentive stock options (which qualify for certain favorable tax consequences for the offering, as discussed below), or as non-qualified stock options, but no options may be granted after five years from the date the 2008 Incentive Plan was adopted by the Board. No options have been granted under the plan.

Stock Appreciation Rights: The Board or its designated committee may also grant non-transferable SARs in conjunction with options, entitling the holder upon exercise to receive an amount in cash and/or Common Stock (as determined by the Board or its designated committee) equal in value to the increase since the date of grant in the fair market value of the Common Stock covered by such right. Each SAR will terminate upon the termination or exercise of the related option. No SARs have been granted under the plan.

Restricted Stock: The Board or its designated committee may also award restricted stock subject to certain conditions set forth in the 2008 Incentive Plan and such other conditions and restrictions as the Board or its designated committee may determine which may include the attainment of performance goals and the payment of a purchase price which may be equal to or less than par value (and may be zero).

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Profit Sharing and Pension Plan

The Company operates a qualified retirement 401(k) and Profit Sharing Plan under Sections 401(k) of the Internal Revenue Code (collectively, the “Plan”). Under the Plan a regular employee of the Company becomes eligible to participate upon completion of 90 days of employment for purposes of elective deferrals and Company matching contributions. For non-elective contributions, a regular employee becomes eligible to participate upon completion of one year of employment service. An employee is always 100% vested in elective deferrals. Vesting of non-elective contributions and employer matching contributions begins after two years of service with the Company at which time an employee becomes 20% vested. Vesting increases by 20% with each additional year of service. Employees become fully vested upon completion of six years of service.

The Profit Sharing Plan is fully funded by non-elective contributions from the Company. Contributions by the Company are determined by the Board of Directors with allocations to employee accounts based on each participant’s compensation. The 401(k) Plan includes a voluntary (elective) employee contribution provision, which allows employees to contribute up to 100% of their salary, up to a maximum of $17,000. The Company may also make contributions to the 401(k) Plan as determined by the Board of Directors.

Employees will be deemed 100% vested and receive full benefits from the Plan, regardless of their standing on vesting schedules, upon retirement on or after age 65, death or permanent disability. Benefits commence within 60 days after request following one of the qualifying events, referred to above, and can be taken as periodic payments or in a lump sum. For the year ended September 30, 2012, the Company contributed a total of $334,000 to this Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Atlantic Blue Group, Inc.

Atlanticblue owns 50.6% of Alico’s common stock. By virtue of its ownership percentage, Atlanticblue is able to elect all of the directors and, consequently, control Alico. Directors which also serve on Atlanticblue’s board are referred herein to as “Affiliated Directors”. Atlanticblue issued a letter dated December 3, 2009 reaffirming its commitment to maintain a majority of independent directors, (which may include affiliated directors) on Alico’s board. A director is considered independent if the Board makes an affirmative determination that (i) the director has no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities as a director and (ii) the director may not be employed by Alico or engage in certain types of business dealings with Alico.

John R. Alexander, a major shareholder in Atlanticblue, serves as Chairman of the Company’s Board of Directors. Mr. Alexander’s son, JD Alexander, resigned March 31, 2012, as the President and Chief Executive Officer of Atlanticblue and did not stand for re-election as a Director at the June 2012 Atlanticblue shareholder meeting. John R. Alexander was elected to the Atlanticblue Board of Directors in June 2012. In February 2010, JD Alexander was appointed Alico’s President and Chief Executive Officer, and he serves on Alico’s Board of Directors. Robert E. Lee Caswell, John R. Alexander’s son-in-law, serves as a Director on the Board of Alico. Robert J. Viguet, Jr., an Alico Director, did not stand for re-election as a Director of Atlanticblue at the June 2012 shareholder meeting.

Kenneth Smith, Ph.D., Alico’s Executive Vice President and COO, was formerly employed by Atlanticblue until July 1, 2010. Per the terms of his employment, Dr. Smith continued to provide consulting services to Atlanticblue through fiscal year 2010. Atlanticblue reimbursed Alico $5,000 during the fiscal year ended September 30, 2010 for services performed on its behalf by Dr. Smith.

The transactions listed below have all been approved by Alico’s Board of Directors and by a majority of the Directors who are not Affiliated Directors.

The Affiliated Directors receive compensation for their services and reimbursement of travel expenses in accordance with the general policies of the Company and in the same manner as unaffiliated Directors. See “Director Fees and Equity Compensation” disclosed herein for additional information.

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Effective June 30, 2008, the Company’s Board of Directors approved an unaccountable expense allowance of $5,000 per month to Scenic Highlands Enterprises LLC (“Scenic Highlands”). The Company’s former Chief Executive Officer and current Chairman of the Board, John R. Alexander, is the owner and Chief Executive Officer of Scenic Highlands. Payments are to be used for office space, an administrative assistant’s salary and utilities. Alico paid Scenic Highlands $45,000 and $60,000 for the years ended September 30, 2011 and 2010, in accordance with the agreement. The agreement ended June 30, 2011.

Effective June 30, 2008, the Board approved a transition, consulting, severance and non-compete agreement with John R. Alexander providing for total payments of $600,000 over a three year period. Alico paid $113,000 and $188,000 to Mr. Alexander during the years ended September 30, 2011 and 2010, respectively, pursuant to this agreement. The agreement ended June 30, 2011.

In connection with the derivative shareholder suit filed against John R. Alexander and JD Alexander, the Company is reimbursing Messrs. Alexander for legal fees to defend themselves against the suit in accordance with the Board’s indemnification agreement. All reimbursements are approved by the Special Litigation Committee comprised of four independent directors. Reimbursements pursuant to the litigation were $118,000, $68,000 and $85,000 on behalf of John R. Alexander and, $222,000, $60,000 and $65,000 on behalf of JD Alexander during the years ended September 30, 2012, 2011, 2010, respectively.

During the years ended September 30, 2012, 2011 and 2010, Alico Fruit Company (“Alico Fruit”) marketed 1,946, 2,196 and 2,670 boxes of fruit from Alexander Properties, Inc. for approximately $31,000, $30,000 and $20,000, respectively. Alexander Properties, Inc. is a company owned by Mr. John R. Alexander and his family.

Alico Fruit is currently marketing and/or purchasing citrus fruit from Tri County Groves, LLC, a wholly owned subsidiary of Atlanticblue. During the years ended September 30, 2012, 2011 and 2010, Alico Fruit marketed 237,626, 222,856 and 265,586 boxes of fruit for approximately $2,900,000, $2,100,000 and $2,500,000, respectively.

Ben Hill Griffin, Inc.

Citrus revenues of approximately $598,000, $900,000 and $800,000 were recognized for a portion of citrus crops sold under a marketing agreement with Ben Hill Griffin, Inc. (“Griffin”) for the years ended September 30, 2012, 2011 and 2010, respectively. Griffin and its subsidiaries are controlled by Ben Hill Griffin, III, the brother-in-law of John R. Alexander, Alico’s Chairman and former Chief Executive Officer. Accounts receivable include amounts due from Griffin of $94,000 and $152,000 at September 30, 2012 and 2011, respectively. These amounts represent revenues to be received periodically under pooling agreements as the sale of pooled products is completed.

Harvesting, marketing and processing costs for fruit sold to Griffin totaled $141,000, $300,000 and $266,000 for the years ended September 30, 2012, 2011 and 2010. During the fiscal year ended September 30, 2010, Alico Fruit marketed 5,127 boxes of fruit for Griffin totaling $62,000. Alico Fruit did not market any fruit for Griffin during the fiscal years ended September 30, 2011 and 2012.

Alico purchases fertilizer and other miscellaneous supplies, and services, and operating equipment from Griffin, on a competitive bid basis, for use in its cattle, sugarcane, sod and citrus operations. Such purchases totaled $ 969,000 and $2,359,000 and $1,600,000 for the years ended September 30, 2012, 2011 and 2010, respectively. Our consolidated balance sheets include accounts payable to Griffin for fertilizer and other crop supplies totaling $9,000 and $41,000 at September 30, 2012 and 2011, respectively.

Other

Mr. Charles Palmer, an independent Board Member, held a recreational lease with the Company during the fiscal year ended September 30, 2012 and 2011, for which he paid approximately $33,000 annually at the customary terms and rates the Company extends to third parties.

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AUDIT COMMITTEE REPORT

The Audit Committee had primary responsibility for interacting with the Company’s outside auditors during the preparation of the audited financial statements for the fiscal year ended September 30, 2012 (the “audited financial statements”). The Audit Committee consisted of the following independent Directors, Ramon A. Rodriguez (Chairman), Charles L. Palmer, John D. Rood and Robert J. Viguet, Jr.

Ramon A. Rodriguez was designated Audit Committee financial expert and was qualified to act in such capacity. The Committee prepared the following report on its activities with respect to the Company’s audited financial statements for the fiscal year ended September 30, 2012:

•	The Committee has reviewed and discussed the audited financial statements with management of the Company.
•	The Committee has discussed with McGladrey LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees (SAS 61), as amended and as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.
•	The Committee has received from McGladrey, LLP the written disclosures and the letter from the independent accountants required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committee Concerning Independence and has discussed with McGladrey LLP their independence.
•	Based on and relying on the review and discussions described above, the Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012, for filing with the U.S. Securities and Exchange Commission.

Audit Committee for Fiscal Year Ended September 30, 2012

Ramon A. Rodriguez, Chairman

Charles L. Palmer

John D. Rood

Robert J. Viguet, Jr.

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PROPOSAL 2:

APPROVAL OF THE 2013 INCENTIVE EQUITY PLAN

The following is a summary of the Alico, Inc. the 2013 Incentive Equity Plan (the “2013 Incentive Plan”); a copy is attached as Appendix A to this Proxy Statement.

Approval of the 2013 Incentive Equity Plan

General: The Company’s 2008 Incentive Equity Plan expires November 30, 2013. Under the provisions of the plan no further awards can be granted after that date. Effective April 1, 2013, the Board of Directors has adopted the 2013 Incentive Plan subject to shareholder approval. The 2013 Incentive Plan is intended to provide the participants with an opportunity to increase their stock ownership in the Company and to give them additional incentive to achieve the Company’s objectives. Like the 2008 Incentive Equity Plan, the 2013 Incentive Plan allows officers, Board members and other key employees of the Company and its subsidiaries and affiliates who are responsible for the management, growth and/or profitability of the business of the Company and/or its subsidiaries and affiliates to be eligible to receive stock option grants, stock appreciation rights (“SARs”) and/or restricted stock awards. Under the terms of the 2013 Incentive Plan, 350,000 shares of the Company’s common stock will be purchased from time to time by the Company and reserved for awards under the 2013 Incentive Plan. The following is a summary of the terms of the 2013 Incentive Plan, which is qualified in its entirety by reference to the 2013 Incentive Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Only Repurchased Shares Will Be Used: Only previously issued shares of the Company’s common stock which have been repurchased by the Company prior to a grant thereof may be used for grants under the 2013 Incentive Plan. No authorized but unissued shares of Company stock will be issued under the Plan.

Administration: The 2013 Incentive Plan will be administered by the Board, except the Board may delegate the administration of the 2013 Incentive Plan to the Compensation Committee or such other Committee of the Board appointed by the Board (the “Committee”) either with respect to all awards, or only with respect to awards to be made to the Company’s NEOs to the extent necessary to assure compliance with Code Section 162(m). To the extent the 2013 Incentive Plan is administered by the Committee, it is intended that each Committee member will satisfy the requirements for (i) an “independent director” for purposes of the Company’s Compensation Committee Charter, Nominating and Governance Committee Guidelines and any standards of board independence adopted by the Board from time to time, (ii) “independent director” under rules adopted by the Nasdaq Stock Market, (iii) a ‘nonemployee director” for purposes of Rule 16b-3 under the Securities Exchange Act and (iv) an “outside director” under Section 162(m) of the Code.

In administering the 2013 Incentive Plan, the actions and determinations of the Board or the Committee are binding on all interested parties. The Board or the Committee has the power to grant awards in accordance with the provision of the 2013 Incentive Plan. Subject to the provisions to the 2013 Incentive Plan, the Board or Committee have the discretion and authority to determine those individuals to whom awards will be granted, the number of shares of stock subject to each award and such other matters as are specified herein, and any other terms and conditions of the award. Any awards granted under the Plan to non-employee Directors must be approved by the Board. The Board will exercise all rights, powers and authorities vested in the Committee under the Plan with respect to awards to non-employee Directors.

The Board has the right at any time to, (i) cease granting options or restricted stock awards, (ii) terminate the 2013 Incentive Plan and (iii) amend or modify the 2013 Incentive Plan but no such action may terminate awards already granted or otherwise affect the rights of any participant under an outstanding award without the participant’s consent.

Without shareholder approval, the Board may not amend the 2013 Incentive Plan to (i) increase the total number of shares of stock previously approved by the shareholders, or (ii) change or modify the class of eligible participants.. The Committee or Board is authorized to make appropriate adjustments in connection with outstanding awards under the 2013 Incentive Plan to reflect stock dividends, stock splits, recapitalizations and similar events. In the event of a merger, liquidation or similar event, the Board, in its discretion, may provide for substitution of or an adjustment in, or may accelerate or adjust, such awards.

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Directors Award: The 2013 Incentive Plan provides for the terms and conditions of the Directors compensation and supersedes the 2008 Directors Compensation Plan. The Board will establish from time to time the Directors Compensation. The 2013 Incentive Plan provides for the Directors to receive stock unless they elect to receive cash in lieu of stock.

Directors Compensation: In December 2012, the Board of Directors unanimously approved setting the annual Director’s compensation at $75,000 in cash payable in quarterly installments, effective April 1, 2013. There will be no additional fees paid for attending meetings of the Board or any committee of the Board except for meetings of a Special Committee. For service as a committee chairman, directors will be paid $5,000 annually in cash, in quarterly installments, except the chairman of the Audit Committee will receive $10,000 annually and the Chairman of the Board will receive $50,000 annually. Prior to the beginning of each calendar year, each Director may elect to receive all or any portion of his or her Director fees, including those received for chairing any committee, in the form of the Company’s common stock with a market value at the time of such quarterly installment equal to 150% of the amount of such fees otherwise payable in cash. Only Special Committee members will receive meeting fees. A Special Committee member will receive $1,000 per day of meetings attended in person and $500 per telephonic meeting payable quarterly, and he or she may elect to be paid in the form of the Company’s common stock with fair market value of 150% of such cash amount.

If the Director elects to receive the Directors fees in the form of stock in lieu of cash, the Directors will receive shares of stock having a fair market value of 150% of the cash compensation the Director would have received if they had not elected to receive the fees in the form of stock.

Performance Based Awards: The 2013 Incentive Plan provides that grants of Performance Based Awards (Stock Appreciation Rights (“SARs”) and Restricted Stock) become payable to the Participant upon achievement of specified Performance Objectives in accordance with such terms and conditions as the Board determines.

The Board determines the number of shares, performance period, performance objectives, threshold performance objectives, time and manner of payment and maximum payments on the grant date.

The Performance Awards are intended to be qualified Performance Based Awards which will comply with the requirements of Section 162(m) of the Code.

Clawback: The 2013 Incentive Plan provides that the Company may include in any Award Agreement a clawback provision permitting the Company to recover gains on equity awards in accordance with the requirements of applicable law and any policy implemented by the Board from time to time.

Stock Options: The 2013 Incentive Plan provides that options may be granted only to those individuals, Board members and employees whose participation the Board determines is in the best interest of the Company. The options may be granted either as incentive stock options (which qualify for certain favorable tax consequences for the offering, as discussed below), or as non-qualified stock options, but no options may be granted more than five (5) years after April 1, 2013, the effective date.

The Board also determines the number of shares, the exercise price, the term, any conditions on exercise, the consequences of any termination of employment, and other terms of each option. In the case of an option intended to be an incentive stock option, the term of the option may not exceed ten years from the date of grant and the option price may not be less than 100% of the fair market value per share of the Common Stock on the date of grant. With respect to non-qualified stock options, there is no limit on the term of the option, but the option price may not be lower than the fair market value per share on the date of grant. The option price is payable in full upon exercise, and payment may be made in cash, by delivery of shares of Common Stock (valued at their fair market value at the time of exercise), or by a combination of cash and stock.

In the discretion of the Committee, options under the 2013 Incentive Plan may include a “reload option.” A reload option, if included in the original option, would be triggered when an optionee pays the exercise price of all or a portion of the original option by delivering shares of Common Stock. In that event, the optionee would

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automatically be granted an additional option to acquire the same number of shares as had been delivered to pay such exercise price. The reload option would be subject to all of the terms and conditions of the original option, except that the option price per share would be equal to the fair market value of the Common Stock on the date the original option was exercised, and except the Committee could specify additional conditions or contingencies, such as continued employment by the Company or holding of the shares acquired upon exercise of the original option for a specified period of time.

Repricing: The Board will not cause the cancellations, substitutions or amendment of an option that would have the effect of reducing the exercise price of an option previously granted under the 2013 Incentive Plan, without the prior approval of the Company’s shareholders evidenced by a majority of votes cast.

Stock Appreciation Rights: The Board may also grant non-transferable SARs in conjunction with options or without any related option, entitling the holder upon exercise to receive an amount in cash and/or Common Stock (as determined by the Board) equal in value to the increase since the date of grant in the fair market value of the Common Stock covered by such right. Each SAR will terminate upon the termination or exercise of the related option.

Restricted Stock: The Board may also award restricted stock subject to certain conditions set forth in the 2013 Incentive Plan and such other conditions and restrictions as the Board may determine which may include the attainment of specified performance goals or other factors or criteria as the Board may determine. Shares of restricted stock may be awarded outright without any obligation by the recipient to pay any purchase price or may be sold to the recipient for a purchase price equal to or less than fair market value. The Company has not in the past issued Restricted Stock based on performance goals which would trigger non-deductibility of payments under Section 162(m) of the Internal Revenue Code and does not intend to do so in the future.

Prior to the lapse of restrictions on shares of restricted stock, the participant will have all rights of a shareholder with respect to such shares, including voting and dividend rights, subject to the conditions and restrictions generally applicable to restricted stock (and the dividends on such shares) or specifically set forth in the participant’s restricted stock award agreement.

A recipient of restricted stock must enter into a restricted stock award agreement with the Company, setting forth the restrictions to which such shares are subject and the date or dates on which the restrictions will lapse. The Board may permit such restrictions to lapse in installments within the restricted period or may accelerate or waive such restrictions at any time.

Shares of restricted stock are non-transferable and the Board will have the right to provide, in the event that a participant who holds shares of restricted stock terminates employment for any reason (including death) prior to the lapse or waiver of the restrictions, for the forfeiture of such restricted stock in exchange for the amount, if any, which the participant paid for them.

Certain Federal Income Tax Consequences

Tax Consequences to Participants

The following is a brief summary of certain United States federal income tax consequences relating to awards under the 2013 Plan. This summary is not intended to be complete and does not describe state, local, foreign, or other tax consequences. The tax information summarized is not tax advice.

Nonqualified Stock Options (“NSOs”). In general, (i) no income will be recognized by an optionee at the time an NSO is granted; (ii) at the time of exercise of an NSO, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares of common stock and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of shares of common stock acquired pursuant to the exercise of an NSO, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

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Incentive Stock Options (“ISOs”). No income will be recognized by an optionee upon the grant of an ISO. In general, no income will be recognized upon the exercise of an ISO. However, the difference between the option price paid and the fair market value of the shares at exercise may constitute a preference item for the alternative minimum tax. If shares of common stock are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of the grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of common stock acquired upon the timely exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Stock Appreciation Rights. No income will be recognized by a participant in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock or other property received on the exercise.

Restricted Stock. The recipient of restricted shares of common stock generally will not be subject to tax until the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (the “Restrictions”). At such time the recipient will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the participant for such restricted shares). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted shares. Any appreciation (or depreciation) realized upon a later disposition of such shares will be treated as long-term or short-term capital gain (or loss) depending upon how long the shares have been held. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

The Company’s Tax Consequences

To the extent that a participant recognizes ordinary income in the circumstances described above, Alico or its subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, (i) the income meets the test of reasonableness, (ii) is an ordinary and necessary business expense, (iii) is not an “excess parachute payment” within the meaning of Section 280G of the Code, (iv) is properly reported to the IRS and (v) is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

One Million Dollar Compensation Limit. If an employee’s total compensation from the Company (including compensation related to options) exceeds $1 million in any given year, such compensation in excess of $1 million may not be tax deductible by the Company under Section 162(m) of the Code. Affected employees are generally the Company’s Chief Executive Officer and the four other most highly compensated executive officers at the end of the Company’s taxable year. Excluded from the calculation of total compensation for this purpose is compensation that is “performance-based” within the meaning of Section 162(m) of the Code.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2013

EQUITY INCENTIVE PLAN

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PROPOSAL 3:

RATIFICATION OF THE SELECTION OF MCGLADREY LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected McGladrey LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending September 30, 2013. McGladrey LLP currently serves as our independent registered public accounting firm.

Representatives of McGladrey LLP will be present at the Annual Meeting with an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Shareholder Ratification of the Appointment of Independent Registered Public Accountants

We are asking our shareholders to ratify the selection of McGladrey LLP as our independent registered public accounting firm. Although ratification is not required by our articles of incorporation, bylaws or otherwise, the Board is submitting the selection of McGladrey LLP to our shareholders for ratification as a matter of good corporate practice. In the event the appointment is not ratified by our shareholders, the appointment will be reconsidered by the Audit Committee and the Board. Even if the selection is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interest of the Company and our shareholders.

Independent Registered Public Accounting Firm

Fees paid to McGladrey LLP for the fiscal years ended September 30, 2012 and 2011 were as follows:

	2012	2011
Audit Fees(1)	$342,864	$291,921
Audit Related Fees(2)	-0-	-0-
Tax Fees(3)	69,625	89,372
All Other Fees(4)	-0-	-0-

Total	$412,489	$381,293

___________

(1)	Audit fees include the aggregate fees billed by McGladrey LLP for professional services and expenses rendered for the annual audit and quarterly reviews of the Company’s consolidated financial statements for the years ended September 30, 2012 and 2011 and assessment of the Company’s system of internal controls and services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)	Audit-related fees billed by McGladrey LLP for assurance and related services that were performed as part of the audit or review of the Company’s consolidated financial statements.
(3)	Tax fees include fees billed by McGladrey LLP for professional services rendered for tax compliance, advice and planning services for the fiscal year ended September 30, 2012 and 2011.
(4)	McGladrey LLP did not bill for any services other than those listed above for the years ended September 30, 2012 and 2011.

The Audit Committee Charter requires that the Audit Committee pre-approve all services performed by the Company’s outside auditors. To fulfill that requirement, the Company’s outside auditor, McGladrey LLP, provides a proposal to the Audit Committee for all services it proposes to provide and the Audit Committee then approves the proposals as appropriate. During fiscal years 2012 and 2011, 100% of the services provided by McGladrey LLP were pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF MCGLADREY LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2013.

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PROPOSAL 4:
THE ADVISORY APPROVAL OF THE COMPENSATION OF
THE NAMED EXECUTIVE OFFICERS

We included a non-binding advisory vote on our executive compensation program (also referred to as a “say on pay” proposal) in our proxy statement last year. We are gratified that last year approximately 98% of the votes cast at the annual meeting supported the polices, practices and philosophy of our compensation program. This year in accordance with Section 14A of the Securities and Exchange Act of 1934, as amended, we are again asking our shareholders to provide advisory approval of the compensation of our Named Executive Officers as described in this proxy statement. While the vote is advisory, and not binding on the Company, it will provide information to our Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices.

Shareholders are urged to read the “Compensation Discussion and Analysis” section of this proxy statement which discusses how our executive compensation policies and practices implement our compensation philosophy, and the “Executive Compensation” section of this proxy statement, which contains tabular information and narrative discussion about the Compensation of our Named Executive Officers. As discussed in the Compensation Discussion and Analysis, we design our executive officer compensation program to attract, motivate, and retain the key executives who drive our success and industry leadership. Our compensation program consists of several forms of compensation: base salary, discretionary cash incentive bonuses, discretionary long-term incentive compensation such as equity compensation, and other benefits and prerequisites. Pay that reflects performance and alignment of that pay with the long-term interests of shareholders are key principles that underlie our compensation program. The Board believes that our current executive compensation program directly links executive compensation to our performance and aligns the interest of our executive officers with those of our shareholders.

This advisory vote will be approved if it receives the affirmative vote of the majority of the shares of common stock present at the meeting in person or represented by proxy and entitled to vote on this proposal, that are voted “for” or “against” the matter. Abstentions and broker-non-votes will affect the outcome of the vote on this proposal. Because this is an advisory vote, it will not be binding on the Board. However, the Board and the Compensation Committee will review and may take into account the outcome of the vote when considering future executive compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU INDICATE YOUR SUPPORT FOR THE COMPANY’S COMPENSATION PHILOSPHY, POLICIES, AND PROCEDURES BY VOTING “FOR” THE ADVISORY (NON-BINDING) VOTE APPROVING EXECUTIVE COMPENSATION.

OTHER BUSINESS

The Board of Directors is aware of no other matter that will be presented for action at the meeting. If any other matter requiring a vote of the shareholders properly comes before the meeting, the persons authorized under management proxies will vote and act according to their best judgment.

SHAREHOLDERS PROPOSALS

Shareholders proposals intended to be presented at the next annual meeting should be sent by certified mail, return receipt requested, and must be received by the Company at its principal executive offices (Attention: Corporate Secretary) by September 15, 2013, for inclusion in the proxy statement and the form of proxy for that meeting. Such proposals may be made only by persons who are shareholders, beneficially or of record on the date the proposals are submitted and who continue in such capacity through the 2014 annual meeting date, of at least 1% or $2,000 in market value of securities entitled to be voted at the meeting, and have held such securities for at least one year.

For any shareholder proposal that is not submitted for inclusion in the 2013 Proxy Statement, but is instead sought to be presented directly at the Annual Meeting, management will be able to vote proxies in its discretion if the Company: (i) does not receive notice of the proposal prior to the close of business on September 15, 2013 or (ii) receives notice of the proposal before the close of business on September 15, 2013, and advises shareholders in the 2013 Proxy Statement about the nature of the matter and how management intends to vote on such matter.

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ANNUAL REPORT ON FORM 10-K

A copy of the Annual Report on Form 10-K for the fiscal year ended September 30, 2012, as filed with the Securities and Exchange Commission may be obtained upon request and without charge, by writing:

Alico, Inc.

10070 Daniels Interstate Court

Suite 100

Fort Myers, FL 33913

Attention: Denise Plair, Corporate Secretary

By Order of the Board of Directors

/s/ Denise Plair

Denise Plair

Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on February 22, 2013:  The Company’s Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2012 are available on our website at  http://www.alicoinc.com .. In addition, you may access these materials at https://materials.proxyvote.com/016230.

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Appendix A

ALICO, INC.

2013 INCENTIVE EQUITY PLAN

ARTICLE I

DEFINITIONS

As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

(a) “Affiliate” shall mean any entity other than the Company and its Subsidiaries which the Board designates as an “Affiliate” for purposes of this Plan.

(b)“Award” means an award of an Option, SAR, Restricted Stock or Director Award granted under the Plan.

(c) “Award Agreement” means a written or electronic notice or agreement setting forth the terms and conditions of an Award granted to a Participant. An Award Agreement may be in the form of a notice from the Company to the Participant and need not be signed by the Company or by the Participant.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Cause” means termination for (i) the Employee’s willful failure to perform his duties (other than any such failure resulting from incapacity due to physical or mental illness); (ii) the Employee’s willful failure to comply with any valid and legal directive of the Board; (iii) the Employee’s willful engagement in dishonesty, illegal conduct or gross misconduct, which is, in each case, materially injurious to the Company or its Affiliates; (iv) the Employee’s embezzlement, misappropriation or fraud, whether or not related to the Employee’s employment with the Company; (v) the Employee’s conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude; (vi) the Employee’s willful unauthorized disclosure of confidential information of the Company; (vii) the Employee’s material breach of any material obligation under his or her employment agreement or any other written agreement between the Employee and the Company; or (viii) any material failure by the Employee to comply with the Company’s written policies or rules, as they may be in effect from time to time, if such failure causes material harm to the Company.

(f) “Code” shall mean the United States Internal Revenue Code of 1986, as amended. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

(g) “Committee” means the Compensation Committee of the Board, or such other Committee of the Board appointed by the Board to administer the Plan. See Section 4.1 Administration.

(h) “Company” shall mean Alico, Inc., a Florida corporation, including any subsidiary, and any successor to it.

(i) “Director” shall mean a member of the Board.

(j) “Director Award” means shares of Stock awarded to a Director pursuant to Article X hereof.

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(k) “Disability” means a Participant being considered “disabled” within the meaning of Section 409A(a)(2)(C) of the Code, unless otherwise provided in an Award Agreement.

(l) “Employee” shall mean any employee of the Company, and any Director who also serves as an Officer and whose duties as such involve a significant time commitment beyond that associated with preparation for and attendance at meetings of the Board and committees thereof.

(m) “Employer” shall mean the corporation that employs an Optionee.

(n) “Fair Market Value” of the shares of Stock on any date shall mean:

(i) the closing sales price, or in the absence thereof, the mean of the last reported bid and asked quotations, on such date on the exchange having the greatest volume of trading in the shares during the thirty-day period preceding such date (or if such exchange was not open for trading on such date, the next preceding date on which it was open); or

(ii) if there is no price as specified in (i), the final reported sales price, or if not reported, in the following manner, the mean of the closing high bid and low asked prices, in the over-the-counter market for the shares as reported by The Nasdaq National Market or, if such organization is not in existence, by an organization providing similar services, on such date (or if such date is not a date for which such system or organization generally provides reports, then on the next preceding date for which it does so); or

(iii) if there also is no price as specified in (ii), the price determined by the Board by reference to bid-and-asked quotations for the shares provided by members of an association of brokers and dealers registered pursuant to subsection 15(b) of the 1934 Act, which members make a market in the shares, for such recent dates as the Board shall determine to be appropriate for fairly determining current market value; or

(iv) if there also is no price as specified in (iii), the amount determined in good faith by the Board based on such relevant facts, which may include opinions of independent experts, as may be available to the Board.

(o) “Grant Date” or “Date of Grant” means the date on which an Award is made by the Board, or such later date as the Board may specify to be the effective date of the Award.

(p) “ISO” shall mean an Option that complies with and is subject to the terms, limitations and conditions of Code section 422 and any regulations promulgated with respect thereto.

(q) “1934 Act” shall mean the Securities Exchange Act of 1934, as the same may be amended from time to time.

(r) “Non-Employee Director” means any member of the Board who is not an employee of the Company.

(s) “Officer” shall mean a person who constitutes an officer of the Company for the purposes of Section 16 of the 1934 Act, as determined by reference to such Section 16 and to the rules, regulations, judicial decisions, and interpretive or “no-action” positions with respect thereto of the Securities and Exchange Commission, as the same may be in effect or set forth from time to time.

(t) “Option” shall mean a contractual right to purchase Stock granted pursuant to the provisions of Article VII hereof.

(u) “Optionee” shall mean a person to whom an Option has been granted hereunder.

(v) “Option Price” shall mean the price at which an Optionee may purchase a share of Stock pursuant to an Option.

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(w) “Parent” shall mean any corporation (other than the corporation with respect to which the determination is being made) in an unbroken chain of corporations ending with the corporation with respect to which the determination is being made if, at the time of the grant (or modification) of the Option, each of the corporations other than the corporation with respect to which the determination is being made owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(x) “Participant” shall mean a person to whom an Award has been granted hereunder.

(y) “Performance Objectives” means the performance objectives established pursuant to this Plan for Participants who have received Awards. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the subsidiary, division, department or function within the Company or subsidiary in which the Participant is employed. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Any Performance Objectives applicable to a Qualified Performance-Based Award shall be limited to specified levels of or increases in the Company's or subsidiary's return on equity, diluted earnings per share, total earnings, earnings growth, return on capital, return on assets, earnings before interest and taxes, sales, sales growth, gross margin return on investment, share price (including but not limited to, growth measures and total stockholder return), operating profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), financial return ratios, total return to shareholders, market share, earnings measures/ratios, economic value added (EVA), balance sheet measurements or internal rate of return. Except in the case of a Qualified Performance-Based Award, if the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Board may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Board deems appropriate and equitable.

(z) “Performance Period” means a period of time within which the Performance Objectives are to be achieved

(aa) “Qualified Performance-Based Award” means an Award or portion of an Award that is intended to satisfy the requirements for "qualified performance-based compensation" under Code Section 162(m). The Board shall designate any Qualified Performance-Based Award as such at the time of grant.

(bb) “Plan” shall mean the Alico, Inc., 2013 Incentive Equity Plan as set forth herein and as amended from time to time.

(cc) “Purchasable,” when used to describe Stock, shall refer to Stock that may be purchased by an Optionee under the terms of this Plan on or after a certain date specified in the applicable Award Agreement.

(dd) “Reload Option” shall mean an Option that is granted, without further action of the Board, (i) to an Optionee who surrenders or authorizes the withholding of shares of Stock in payment of amounts specified in paragraphs 7.7(c) or 7.7(d) hereof, (ii) for the same number of shares as is so paid, (iii) as of the date of such payment and at an Option Price equal to the Fair Market Value of the Stock on such date, and (iv) otherwise on the same terms and conditions as the Option whose exercise has occasioned such payment, subject to such contingencies, conditions or other terms as the Board shall specify at the time such exercised Option is granted.

(ee) “Restriction Period” shall mean the period of time during which shares of Stock awarded to a Participant pursuant to Article IX remain subject to the restrictions referred to in Section 8.2.

(ff) “Restricted Stock” shall mean an award of shares of Stock that is subject to restrictions under Article IX.

(gg) “SAR” shall mean stock appreciation right.

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(hh) “Stock” shall mean the $1.00 par value common stock of the Company or, in the event that the outstanding shares of such stock are hereafter changed into or exchanged for shares of a different class of stock or securities of the Company or some other corporation, such other stock or securities.

(ii) “Stock Appreciation Right” shall mean the rights granted under Article VIII to surrender to the Company all or a portion of a stock appreciation right in exchange for a payment in cash or Stock.

(jj) “Subsidiary” shall mean any corporation (other than the corporation with respect to which the determination is being made) in an unbroken chain of corporations beginning with the corporation with respect to which the determination is being made if, at the time of the grant (or modification) of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

ARTICLE II

THE PLAN

2.1 Name. This plan shall be known as the “Alico, Inc., 2013 Incentive Equity Plan.”

2.2 Purpose. The purpose of the Plan is to advance the interests of the Company, its shareholders, and any Subsidiary of the Company, by offering certain Participants an opportunity to acquire or increase their proprietary interests in the Company by granting such persons Options, Stock Appreciation Rights, Restricted Stock and/or Director Awards. These grants will promote the growth and profitability of the Company, and any Subsidiary of the Company, because Participants will be provided with an additional incentive to achieve the Company’s objectives through participation in its success and growth.

2.3 Effective Date. The Plan shall become effective on April 1, 2013 (the “Effective Date”). No Award granted under the Plan shall become exercisable or vested, however, until the Plan is approved by the affirmative vote of the holders of a majority of the shares of common stock represented at a shareholders meeting at which a quorum is present, and grants under the Plan prior to such approval shall be conditioned on and subject to such approval. Subject to this limitation, Awards may be granted under the Plan at any time after the Effective Date and before termination of the Plan.

2.4 Termination Date. No further Awards shall be granted hereunder on or after the date which is five (5) years after the Effective Date, but all Awards granted prior to that time shall remain in effect in accordance with their terms; provided, however, that the Plan shall terminate, and all Awards theretofore granted shall become void and may not be exercised, on December 31, 2013 if the shareholders of the Company shall not by that date have approved the Plan’s adoption.

ARTICLE III

ELIGIBILITY

The persons eligible to participate in this Plan shall consist only of those individuals, Board members and employees whose participation the Board determines is in the best interests of the Company.

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ARTICLE IV

ADMINISTRATION

4.1 Administration.

(a) The Plan shall be administered by the Board, except that the Board may delegate the administration of the Plan to the Committee either with respect to all Awards, or only with respect to Awards to be made to the Company’s named executive officers to the extent necessary to assure compliance with Code Section 162(m). To the extent the Plan is administered by the Committee, it is intended that each Committee member shall satisfy the requirements for (i) an “independent director” for purposes of the Company’s Compensation Committee Charter, Corporate Governance Guidelines and any standards of board independence adopted by the Board from time to time, (ii) an “independent director” under rules adopted by the Nasdaq Stock Market, (iii) a “nonemployee director” for purposes of such Rule 16b-3 under the Exchange Act and (iv) an “outside director” under Section 162(m) of the Code.

(b) In administering the Plan, the actions and determinations of the Board or the Committee shall be binding on all interested parties. The Board or the Committee shall have the power to grant Awards in accordance with the provisions of the Plan. Subject to the provisions of the Plan, the Board or the Committee shall have the discretion and authority to determine those individuals to whom Awards will be granted, the number of shares of Stock subject to each Award, such other matters as are specified herein, and any other terms and conditions of the Agreement applicable thereto. To the extent not inconsistent with the provisions of the Plan, the Board or the Committee shall have the authority to amend or modify an outstanding Award Agreement (having due regard for possible tax implications to the Company and the Participant of such amendment or modification), or to waive any provision thereof, provided that the Participant consents to such action.

4.2 Grants to Non-Employee Directors.    Any Awards or formula for granting Awards under the Plan made to Non-Employee Directors shall be approved by the Board, except to the extent set forth in Article X hereof. The Board shall exercise all rights, powers and authorities vested in the Committee under the Plan with respect to Awards to Non-Employee Directors, and all provisions of the Plan referring to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose.

4.3 Interpretation; Rules. Subject to the express provisions of the Plan, the Committee also shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the details and provisions of each Award Agreement, and to make all other determinations necessary or advisable in the administration of the Plan, including, without limitation, the amending or altering of any Award granted hereunder as may be required to comply with or to conform to any federal, state or local laws or regulations. The Board shall have complete authority to make any other changes to the Plan that may be required to not cause awards that are not otherwise intended to be deferred compensation subject to Section 409A of the Code to become defined compensation subject to 409A, or to otherwise fail to comply with applicable securities laws.

4.4 No Liability. No member of the Board shall be liable to any person for any act or determination made in good faith with respect to the Plan or any Option, SAR or Restricted Stock granted hereunder.

4.5 Company Assistance. The Company shall supply full and timely information to the Board on all matters relating to eligible persons, their employment, death, retirement, Disability or other termination of employment, and such other pertinent facts as the Board may require. The Company shall furnish the Board with such clerical and other assistance as is necessary in the performance of its duties.

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ARTICLE V

SHARES OF STOCK SUBJECT TO PLAN

5.1 Limitations.

(a) Maximum Share Limitation. Subject to any antidilution adjustment pursuant to the provisions of Section 5.2 hereof, the maximum number of shares of Stock that may be granted and sold hereunder shall be 350,000 shares. Shares subject to an Award may only be outstanding shares which have been reacquired by the Company; provided, however, that shares of Stock with respect to which an Option has been exercised or Restricted Stock which has become vested or a Director Award has been made shall not again be available for issuance hereunder. No authorized but unissued shares shall be issued under this Plan. The shares covered by (i) any unexercised portion of an Option that has terminated for any reason, or (ii) any Restricted Stock which has been forfeited, may again be granted under this Plan, and such shares shall not be considered as having been optioned or granted in computing the number of shares of Stock remaining available for grant hereunder.

(b) Participant Limitation. The maximum number of shares of Stock that may be subject to Awards granted to any one Participant during any fiscal year shall be 100,000 shares.

5.2 Antidilution.

(a) In the event that the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination or exchange of shares, stock split or stock dividend, or in the event that any spin-off, spin-out or other distribution of assets materially affects the price of the Company’s stock:

(i) The aggregate number and kind of shares of Stock for which Awards may be granted hereunder shall be adjusted proportionately by the Board; and

(ii) The rights of Participants (concerning the number of shares subject to Options and SARs and the Option Price) under outstanding Options and SARs shall be adjusted proportionately by the Board.

(b) If the Company shall be a party to any reorganization in which it does not survive, involving merger, consolidation, or acquisition of the stock or substantially all the assets of the Company, the Board, in its discretion, may:

(i) declare that all Options and SARs granted under the Plan shall become exercisable immediately and that all Restricted Stock shall become vested notwithstanding the provisions of the respective Agreements regarding exercisability or vesting, and that all such Options and SARs shall terminate 30 days after the Board gives written notice of the immediate right to exercise all such Options and SARs and of the decision to terminate all Options and SARs not exercised within such 30-day period; or

(ii) notify all Participants that all Awards granted under the Plan shall be assumed by the successor corporation or substituted with Awards issued by such successor corporation.

(c) If the Company is to be liquidated or dissolved in connection with a reorganization described in paragraph 5.2(b), the provisions of such paragraph shall apply. In all other instances, the adoption of a plan of dissolution or liquidation of the Company shall cause (i) every Option and SAR outstanding under the Plan to terminate to the extent not exercised prior to the adoption of the plan of dissolution or liquidation by the shareholders, provided that the Board in its discretion may declare all Options and SARs granted under the Plan to be exercisable at any time on or before the fifth business day following such adoption notwithstanding the provisions of the respective Award Agreements regarding exercisability and (ii) every share of Restricted Stock to vest. The Board’s actions under this provision and the Participant’s exercise of Options and SARs under this provision shall be subject, however, to the limitations set forth in Articles VII and Article VIII hereof.

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(d) The adjustments described in paragraphs (a) through (c) of this Section 5.2, and the manner of their application, shall be determined solely by the Board, and any such adjustment may provide for the elimination of fractional share interests. The adjustments required under this Article V shall apply to any successors of the Company and shall be made regardless of the number or type of successive events requiring such adjustments.

ARTICLE VI

PERFORMANCE BASED AWARDS

The Board may authorize grants of SARs and Restricted Stock which shall become payable to the Participant upon the achievement of specified Performance Objectives (a “Performance Award”), upon such terms and conditions as the Board may determine in accordance with the following provisions:

6.1 Amount of Award. Each Performance Award shall specify the number of shares of underlying Common Stock to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

6.2 Performance Period. The Performance Period with respect to each Performance Award shall be specified by the Board and shall commence on a date not earlier than ninety (90) days prior to the Grant Date.

6.3 Performance Objectives. Each Performance Award shall specify the Performance Objectives that are to be achieved by the Participant.

6.4 Threshold Performance Objectives. Each Performance Award may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

6.5 Payment of Performance Award. Each Performance Award shall specify the time and manner of payment of the Performance Award that shall have been earned.

6.6 Maximum Payment. Any Performance Award shall specify that the amount payable with respect thereto may not exceed a maximum specified by the Board on the Grant Date.

6.7 Qualified Performance Based Awards. All Performance Awards that are intended to be Qualified Performance Based Awards shall be structured to comply with the applicable requirements of Section 162(m) of the Code.

ARTICLE VII

OPTIONS

7.1 Types of Options Granted. Within the limitations provided herein, Options may be granted to one Participant at one or several times or to different Participants at the same time or at different times, in either case under different terms and conditions, as long as the terms and conditions of each Option are consistent with the provisions of the Plan. Without limitation of the foregoing, Options may be granted subject to conditions based on the financial performance of the Company or any other factor the Board deems relevant.

7.2 Option Grant and Agreement. Each Option granted or modified hereunder shall be evidenced (a) by either minutes of a meeting or a written consent of the Board, and (b) by an Award Agreement. The terms of the Option, including the Option’s duration, time or times of exercise, exercise price, whether the Option is intended to be an ISO, and whether the Option is to be accompanied by the right to receive a Reload Option, shall be stated in the Award Agreement.

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7.3 Optionee Limitations on ISO Grants. The Board shall not grant an ISO to any person who, at the time the ISO would be granted:

(a) is not an Employee; or

(b) owns or is considered to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Employer, or any Parent or Subsidiary of the Employer; provided, however, that this limitation shall not apply if at the time an ISO is granted the Option Price is at least 110% of the Fair Market Value of the Stock subject to such Option and such Option by its terms would not be exercisable after the expiration of five years from the date on which the Option is granted. For the purpose of this paragraph (b), a person shall be considered to own (i) the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants, (ii) the stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust in proportion to such person’s stock interest, partnership interest or beneficial interest therein, and (iii) the stock which such person may purchase under any outstanding options of the Employer or of any Parent or Subsidiary of the Employer.

7.4 $100,000 Limitation on ISO Grants. Except as provided below, the Board shall not grant an ISO to, or modify the exercise provisions on ISO Grants held by, any person who, at the time the ISO is granted (or modified), would thereby receive or hold any incentive stock options (as described in Code section 422) of the Employer and any Parent or Subsidiary of the Employer, such that the aggregate Fair Market Value (determined as of the respective dates of grant or modification of each option) of the stock with respect to which such incentive stock options are exercisable for the first time during any calendar year is in excess of $100,000; provided, that the foregoing restriction on modification of outstanding ISO grants shall not preclude the Board from modifying an outstanding ISO if, as a result of such modification and with the consent of the Optionee, such Option no longer constitutes an ISO; and provided that, if the $100,000 limitation described in this Section 7.4 is exceeded, an Option that otherwise qualifies as an ISO shall be treated as an ISO up to the limitation and the excess shall be treated as an Option not qualifying as an ISO. The preceding sentence shall be applied by taking options intended to be ISOs into account in the order in which they were granted.

7.5 Option Price. The Option Price under each Option shall be determined by the Board. However, the Option Price shall not be less than the Fair Market Value of the Stock on the date that the Option is granted (or, in the case of an ISO that is subsequently modified, on the date of such modification).

7.6 Exercise Period. The period for the exercise of each Option granted hereunder shall be determined by the Board, but the Award Agreement with respect to each Option intended to be an ISO shall provide that such Option shall not be exercisable after the expiration of ten years from the date of grant (or modification) of the Option. In addition, no Option granted to a Participant who is also an Officer or Director shall be exercisable prior to the expiration of six months from the date such Option is granted, other than in the case of the death or Disability of such Participant.

7.7 Option Exercise.

(a) Unless otherwise provided in the Award Agreement, an Option may be exercised at any time or from time to time during the term of the Option as to any or all whole shares that have become Purchasable under the provisions of the Option, but not at any time as to less than 100 shares unless the remaining shares that have become so Purchasable are less than 100 shares. The Board shall have the authority to prescribe in any Award Agreement that the Option may be exercised only in accordance with a vesting schedule during the term of the Option.

(b) An Option shall be exercised by (i) delivery to the Treasurer of the Company at its principal office of written notice of exercise with respect to a specified number of shares of Stock, and (ii) payment to the Company at that office of the full amount of the Option Price for such number of shares.

(c) The Option Price shall be paid in full upon the exercise of the Option; provided, however, that the Board may provide in an Award Agreement that, in lieu of cash, all or any portion of the Option Price may be paid by tendering to the Company shares of Stock duly endorsed for transfer and owned by the Optionee, to be credited against the Option Price at the Fair Market Value of such shares on the date of exercise (however, no

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fractional shares may be so transferred, and the Company shall not be obligated to make any cash payments in consideration of any excess of the aggregate Fair Market Value of shares transferred over the aggregate option price).

(d) In addition to and at the time of payment of the Option Price, the Optionee shall pay to the Company in cash the full amount of any federal, state and local income, employment or other taxes required to be withheld from the income of such Optionee as a result of such exercise; provided, however, that in the discretion of the Board any Award Agreement may provide that all or any portion of such tax obligations, together with additional taxes not exceeding the actual additional taxes to be owed by the Optionee as a result of such exercise, may, upon the irrevocable election of the Optionee, be paid by tendering to the Company whole shares of Stock duly endorsed for transfer and owned by the Optionee, or by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Option, in either case in that number of shares having a Fair Market Value on the date of exercise equal to the amount of such taxes thereby being paid, and subject to such restrictions as to the approval and timing of any such election as the Board may from time to time determine to be necessary or appropriate to satisfy the conditions of the exemption set forth in Rule 16b-3 under the 1934 Act.

(e) The holder of an Option shall not have any of the rights of a shareholder with respect to the shares of Stock subject to the Option until such shares have been issued and transferred to him upon the exercise of the Option.

7.8 Nontransferability of Option. No Option or any rights therein shall be transferable by an Optionee otherwise than by will or the laws of descent and distribution. During the lifetime of an Optionee, an Option granted to that Optionee shall be exercisable only by such Optionee (or by such Optionee’s guardian or other legal representative, should one be appointed).

7.9 Termination of Employment. The termination of an Optionee’s employment under various circumstances, including but not limited to, the death or Disability of the Optionee, may have an effect on such Optionee’s right to exercise the Options granted him or her. The Board shall have the power to specify the effect of such termination upon such Optionee’s right to exercise an Option, which effect may include immediate or deferred termination of such Optionee’s rights under an Option, or acceleration of the date at which an Option may be exercised in full.

7.10 Employment Rights. Options granted under the Plan shall not be affected by any change of employment so long as the Optionee continues to be an employee or Board member. Nothing in the Plan or in any Award Agreement shall confer on any person any right to continue in the employ of the Company or any Subsidiary of the Company, or shall interfere in any way with the right of the Company or any such Subsidiary to terminate such person’s employment at any time.

7.11 Certain Successor Options. To the extent not inconsistent with the terms, limitations and conditions of Code section 422, and any regulations promulgated with respect thereto, an Option issued in respect of an option held by a Participant to acquire stock of any entity acquired, by merger or otherwise, by the Company (or any Subsidiary of the Company) may contain terms that differ from those stated in this Article VII, but solely to the extent necessary to preserve for any such Participant the rights and benefits contained in such predecessor option, or to satisfy the requirements of Code section 425(a).

7.12 Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 4.2 hereof, without the prior approval of the Company’s shareholders, evidenced by a majority of votes cast, the Board shall not cause the cancellations, substitution or amendment of an Option that would have the effect of reducing the exercise price of such Option previously granted under the Plan, or otherwise approve any modification to such Option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the Nasdaq Stock Market.

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ARTICLE VIII

STOCK APPRECIATION RIGHTS

8.1 Grant of Stock Appreciation Rights.  A Stock Appreciation Right may be granted to any employee or Director selected by the Board. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event. Stock Appreciation Rights shall be exercisable or payable at such time or times and upon conditions as may be approved by the Board, provided that the Board may accelerate the exercisability or payment of a Stock Appreciation Right at any time.

8.2  Freestanding Stock Appreciation Rights.  A Stock Appreciation Right may be granted without any related Option and may be subject to such vesting and exercisability requirements as specified by the Board in an Award Agreement. Such vesting and exercisability requirements may be based on the continued service of the Participant with the Company or its Affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the Board in its discretion. A Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Board, provided that the maximum term of a Stock Appreciation Right shall be ten years from the Date of Grant. The base price of a Stock Appreciation Right granted without any related Stock Option shall be determined by the Board in its sole discretion; provided, however, that the base price per share of any such freestanding Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the shares of Stock on the Date of Grant.

8.3  Tandem Stock Option/Stock Appreciation Rights.   Stock Appreciation Right may be granted in tandem with an Option, either at the time of grant or at any time thereafter during the term of the Option. A tandem Option/Stock Appreciation Right will entitle the holder to elect, as to all or any portion of the number of shares subject to such Option/Stock Appreciation Right, to exercise either the Option or the Stock Appreciation Right, resulting in the reduction of the corresponding number of shares subject to the right so exercised as well as the tandem right not so exercised. A Stock Appreciation Right granted in tandem with an Option hereunder shall have a base price per share equal to the per share exercise price of the Option, will be vested and exercisable at the same time or times that a related Option is vested and exercisable, and will expire no later than the time at which the related Option expires.

8.4  Payment of Stock Appreciation Rights.    A Stock Appreciation Right will entitle the holder, upon exercise or other payment of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Stock on the date of exercise or payment of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised or paid. Subject to the requirements of Section 409A of the Code, payment of the amount determined under the foregoing may be made, as approved by the Board and set forth in the Award Agreement, in shares of Stock valued at their Fair Market Value on the date of exercise or payment, in cash, or in a combination of shares of Stock and cash, subject to applicable tax withholding requirements.

8.5  Repricing Prohibited.    Subject to the anti-dilution adjustment provisions contained in Section 4.2 hereof, without the prior approval of the Company’s shareholders, evidenced by a majority of votes cast, the Board shall not cause the cancellation, substitution or amendment of a Stock Appreciation Right that would have the effect of reducing the base price of such a Stock Appreciation Right previously granted under the Plan, or otherwise approve any modification to such a Stock Appreciation Right that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the Nasdaq Stock Market.

ARTICLE IX

AWARDS OF RESTRICTED STOCK

9.1 Administration. Shares of Restricted Stock may be granted either alone or in addition to other awards granted under the Plan. The Board shall determine the Participants to whom, and the time or times at which, such grants will be made, the number of shares to be awarded, the price (if any) to be paid under Section 9.2(i) by

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the recipient of a Restricted Stock Award, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards.

The Board may condition grants of Restricted Stock upon the attainment of specified performance goals or such other factors or criteria as the Board may determine.

The provisions of Restricted Stock Awards need not be the same with respect to each recipient.

9.2 Restrictions and Conditions. Restricted Stock Awards shall be subject to the following restrictions and conditions:

(a) Shares of Restricted Stock may be awarded outright without any obligation by the recipient to pay any purchase price or may be sold to the recipient for a purchase price equal to or less than Fair Market Value.

(b) Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter periods as the Board may specify at grant) after the award date, by executing a Restricted Stock Agreement and paying whatever price (if any) is required under Section 9.2(i).

The prospective recipient of a Restricted Stock Award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

(c) Subject to the restrictions of Section 5.1, each Participant receiving a Restricted Stock Award shall receive a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Alico, Inc. 2013 Incentive Equity Plan and an Agreement entered into between the registered owner and Alico, Inc. Copies of such Plan and Agreement are on file in the corporate offices of Alico, Inc.”

The Board may require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

(d) Subject to the provisions of this Plan and the applicable award agreement, during a period set by the Board commencing with the date of such award (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber shares of Restricted Stock awarded under the Plan. Based on service, performance and/or such other factors or criteria as the Board may determine, the Board may, however, at or after grant provide for the lapse of such restrictions in installments and/or may accelerate or waive such restrictions in whole or in part.

(e) Except as provided in this Section 8.2, unless otherwise determined by the Board the recipient shall have, with respect to the shares of Restricted Stock covered by any award, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any dividends.

(f) With respect to awards of Restricted Stock to employees, except as otherwise provided in this Section 8.2 and in the applicable award agreement, upon termination of a participant’s employment with the Company or any Subsidiary or Affiliate for any reason during the Restriction Period for a given award, all shares still subject to restriction shall be forfeited by the participant, provided, however, the Board may provide for waiver of the restrictions in the event of termination of employment due to death, Disability or retirement.

(g) In the event of hardship or other special circumstances of a participant whose employment with the Company or any Subsidiary or Affiliate is involuntarily terminated, the Board may waive in whole or in part any or all remaining restrictions with respect to any or all of the Participant’s Restricted Stock, based on such factors and criteria as the Board may deem appropriate.

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(h) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the participant.

ARTICLE X

DIRECTOR AWARDS

10.1 The Board shall establish from time to time the compensation of the Directors.

10.2 Directors may elect to receive all or any portion of their Director’s fees in the form of Company Stock in accordance with such procedures and subject to such conditions as the Board may establish from time to time, and such Stock shall be deemed to have been issued pursuant to this Plan.

10.3 In the event that a Director elects to receive his or her Directors’ fees in the form of Stock rather than cash, the Director will receive shares of Stock having a Fair Market Value equal to 150% of the cash compensation the Director would have received had the Director not elected to receive his or her Director fees in the form of Stock. A Director electing to receive his or her Director’s fees in the form of Company Stock rather than cash, is responsible for the payment of all federal, state and local income and other taxes resulting from the issuance of Company Stock.

ARTICLE XI

CONDITIONS TO ISSUING STOCK,

SAR OR RESTRICTED STOCK AWARD

The Company shall not be required to deliver any Stock (i) pursuant to any Restricted Stock Award or (ii) upon the full or partial exercise of any Option or SAR granted hereunder prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which the Stock is then listed;

(b) The completion of any registration or other qualification of such shares that the Company shall determine to be necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, or the Company’s determination that an exemption is available from such registration or qualification;

(c) The obtaining of any approval or other clearance from any federal or state governmental agency that the Company shall determine to be necessary or advisable; and

(d) The lapse of such reasonable period of time following exercise as shall be appropriate for reasons of administrative convenience.

Unless the shares of Stock covered by the Plan shall be the subject of an effective registration statement under the Securities Act of 1933, as amended, stock certificates issued and delivered to Participants shall bear such restrictive legends as the Company shall deem necessary or advisable pursuant to applicable federal and state securities laws.

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ARTICLE XII

TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

The Board may at any time, (i) cause the Board to cease granting Options or Restricted Stock Awards, (ii) terminate the Plan, or (iii) in any respect amend or modify the Plan; provided, however, that the Board (unless its actions are approved or ratified by the shareholders of the Company within twelve months of the date the Board amends the Plan) may not amend the Plan to:

(a) Increase the number of shares of Stock subject to the Plan beyond the amount previously approved or ratified by the shareholders; or

(b) Change or modify the class of persons that may participate in the Plan.

No termination, amendment or modification of the Plan shall affect adversely the rights of a Participant under any outstanding Award without the consent of the Participant or his legal representative.

It is intended that all Options and SARs granted under the Plan shall be exempt from the provisions of Section 409A of the Code and that all other awards under the Plan, to the extent that they constitute “non-qualified deferred compensation” within the meaning of Section 409A of the Code, will comply with Section 409A of the Code (and any regulations and guidelines issued thereunder). The Plan and any award Agreements issued hereunder may be amended in any respect deemed by the Board to be necessary in order to preserve compliance with Section 409A of the Code.

ARTICLE XIII

MISCELLANEOUS

13.1 Replacement Grants. At the sole discretion of the Board, a Participant may be given an election to surrender an Award in exchange for a new Award.

13.2 Forfeiture for Competition or Termination for Cause. If a Participant: (i) provides services to a competitor of the Company or any of its Subsidiaries, whether as an employee, officer, director, independent contractor, consultant, agent or otherwise, such services being of a nature that can reasonably be expected to involve the skills and experience used or developed by the Participant while an Employee, or (ii) is terminated for Cause, then that Participant’s rights under any Awards outstanding hereunder shall be forfeited and terminated, subject to a determination to the contrary by the Board. For purposes of this Section, a Participant shall not be considered to provide service to a competitor by reason of such Participant’s serving as an officer of, director of, working for, or ownership of an equity interest in, Atlantic Blue Group, Inc., or any predecessor or successor thereto.

13.3 Clawback Provision. The Company may include in any Award Agreement a clawback provision permitting the Company to recover gains on equity awards in accordance with the requirements of applicable law and any policy implemented by the Board from time to time.

13.4 Plan Binding on Successors. The Plan shall be binding upon the successors of the Company.

13.5 Gender. Whenever used herein, the masculine pronoun shall include the feminine gender.

13.6 Headings No Part of Plan. Headings of Articles and Sections hereof are inserted for convenience and reference, and do not constitute a part of the Plan.

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IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on February 22, 2013.

Vote by Internet • Go to www.investorvote.com/ALCO • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

• Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in
this example. Please do not write outside the designated areas. |X|

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

|A| Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 - 4.

1. ELECTION OF DIRECTORS:	For	Withhold		For	Withhold		For	Withhold
01 - JD Alexander	☐	☐	02 - Thomas H. McAuley	☐	☐	03 - Charles L. Palmer	☐	☐
04 - Ramon A. Rodriguez	☐	☐	05 - John D. Rood	☐	☐	06 - Robert J. Viguet, Jr.	☐	☐
07 - Gordon Walker, Ph.D.	☐	☐	08 - Adam D. Compton	☐	☐	09 - Dykes Everett	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	APPROVAL OF THE 2013 INCENTIVE EQUITY PLAN:	☐	☐	☐	3.	RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM:	☐	☐	☐
4.	THE ADVISORY APPROVAL OF THE COMPENSATION OF THE EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPANY’S PROXY STATEMENT:	☐	☐	☐	5.	IN THEIR DISCRETION, THE PROXY OR PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY AND ALL ADJOURNMENTS THEREOF.	☐	☐	☐

|B| Non-Voting Items

Change of Address — Please print new address below.

|C| Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

(Executors, Administrators, Trustees, Guardians, etc. will so indicate when signing.)

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on February 22, 2013:

The Company’s Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2012 are available on our website at http://www.alicoinc.com. In addition, you may access these materials at https://materials.proxyvote.com/016230.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Alico, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS

The undersigned shareholder(s) of Alico, Inc., a Florida corporation (the “Company”), hereby appoints John R. Alexander and JD Alexander, or either of them, the proxy or proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of the Company held of record by the undersigned on December 28, 2012, at the Annual Meeting of Shareholders of the Company to be held on Friday, February 22, 2013 and at any and all adjournments thereof, with all powers the undersigned would possess if personally present.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement dated January 22, 2013. This proxy card when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4 AND IN THE DISCRETION OF THE PROXY HOLDERS WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be signed on the other side)